Exhibit 10.2

[*] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

UNSECURED DEBENTURE AGREEMENT

THIS UNSECURED DEBENTURE AGREEMENT is made as of June 24, 2022, by and among iAnthus Capital Holdings, Inc., a corporation incorporated under the laws of the Province of British Columbia (the “Parent Company”), as guarantor, iAnthus Capital Management, LLC, a Delaware limited liability company (the “Issuer”), and the holders of the Unsecured Debentures (the “Unsecured Lenders”) party hereto.

WHEREAS on July 10, 2020, the Parent Company, the Issuer and certain of the Unsecured Lenders, among others, entered into the Restructuring Support Agreement to effect a proposed recapitalization transaction by way of the Plan of Arrangement, as approved by final order of the Supreme Court of British Columbia on October 5, 2020 in In the matter of Part 9, Division 5, Section 291 of the Business Corporations Act S.B.C. 2002, c. 57, as amended and in the matter of a proposed arrangement of iAnthus Capital Holdings, Inc. and iAnthus Capital Management, LLC, and involving S8 Rental Services, LLC, MPX Bioceutical ULC, Bergamot Properties, LLC, iAnthus Holdings Florida, LLC, Growhealthy Properties, LLC, Fall River Development Company, LLC, CGX Life Sciences Inc., GTL Holdings, LLC, iAnthus Empire Holdings, LLC, Ambary, LLC, Pakalolo, LLC, iAnthus Arizona, LLC, S8 Management, LLC, Scarlet Globemallow, LLC, GHHIA Management, Inc., McCrory’s Sunny Hill Nursery, LLC, IA IT, LLC, Pilgrim Rock Management , LLC, Mayflower Medicinals, Inc., IMT, LLC, Greenmart of Nevada NLV, LLC, iAnthus New Jersey, LLC, IA CBD, LLC, Citiva Medical, LLC, Grassroots Vermont Management Services, LLC and FWR, Inc. (the “Final Order”), pursuant to which the following transactions will take place with effect as of the Closing Date:

(a)	this Agreement and the other Transaction Agreements will become effective (or continue in effect, as the case may be);

(b)

a certain amount of the aggregate outstanding principal amount of each Secured Lender’s existing 13.0% secured debentures (including the Interim Financing Secured Notes as defined in the Plan of Arrangement) (plus all accrued and unpaid interest on such principal amount) will be forgiven, settled and extinguished, and the Remaining Secured Notes (as defined in the Plan of Arrangement) will be exchanged for:

(i)	Secured Debentures in an aggregate principal amount equal to $99,736,842.05 (the “Initial Secured Principal Amount”),

(ii)	Unsecured Debentures in an aggregate principal amount equal to $4,999,999.96, and

(iii)

Common Shares representing 48.625% of the issued and outstanding Common Shares as of the Closing Date (prior to the issuance of Common Shares pursuant to the Parent Company’s emergence incentive plan);

(c)

all existing options and warrants to purchase Common Shares, including certain debenture warrants and exchange warrants previously issued to the Secured Lenders, the warrants previously issued to the Unsecured Lenders in connection with the Existing Unsecured Debentures and all other Affected Equity (as defined in the Plan of Arrangement), will be cancelled and extinguished for no consideration;

(d)

a certain amount of the aggregate $60,000,000 principal amount of 8.0% unsecured debentures of the Parent Company (the “Existing Unsecured Debentures”) (plus all accrued and unpaid interest on such principal amount) will be forgiven, settled and extinguished, and the Remaining Unsecured Debentures (as defined in the Plan of Arrangement) will be exchanged for:

(iv)	Unsecured Debentures in an aggregate principal amount equal to $15,000,000, and

(v)

Common Shares representing 48.625% of the issued and outstanding Common Shares as of the Closing Date (prior to the issuance of Common Shares pursuant to the Parent Company’s emergence incentive plan);

WHEREAS the Secured Debentures will carry an 8% payment-in-kind annual interest rate (compounding quarterly), will be non-convertible and will mature five years after the Closing Date and will be issued pursuant to the terms of a Third Amended and Restated Secured Debenture Purchase Agreement dated the Closing Date (the “Secured Debenture Purchase Agreement”);

WHEREAS the Unsecured Debentures will be unsecured and subordinate to the Secured Debentures and will carry an 8% payment-in-kind annual interest rate (compounding quarterly), will be non-convertible and will mature five years after the Closing Date;

WHEREAS the parties hereto have agreed to enter into this Agreement to provide for the issuance of the Unsecured Debentures as contemplated by the Plan of Arrangement and Final Order;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT, in consideration of the premises, the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

1.1 DEFINITIONS

For the purposes of this Agreement, except as otherwise expressly provided herein, the following words and phrases will have the following meanings:

(a)	“Additional Secured Principal Amount” means the aggregate principal amount of $25,000,000;

(b)

“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; provided that, for the avoidance of doubt, the Unsecured Lenders and their Affiliates shall not be considered Affiliates of the Parent Company or any of its subsidiaries. “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise, “Controlling” and “Controlled” have meanings correlative thereto;

(c)

“Agreement” means this agreement, including the Schedules to this agreement, as it or they may be amended or supplemented from time to time, and all instruments supplementing or amending or confirming this agreement and references to “Article”, “Exhibit”, “Section” or “Schedule” mean the specified article, exhibit, section or schedule of this agreement;

(d)

“Articles” means the notice of articles of the Parent Company dated November 15, 2013 as amended on August 4, 2016, as the same may be further amended, replaced, restated or otherwise modified from time to time;

(e)

“Business” means the business carried on by the Parent Company (including the business of each of its subsidiaries) from time to time as described in the Parent Company’s public filings made under the Parent Company’s issuer profile on SEDAR or EDGAR;

(f)

“Business Day” means any day except Saturday, Sunday or any day on which banks are generally not open for business in the City of Vancouver, British Columbia, City of Toronto, Ontario or New York, New York;

(g)

“Canadian Pension Plan” means a “registered pension plan”, as such term is defined in subsection 248(1) of the Income Tax Act, or is subject to the funding requirements of applicable pension benefits legislation in any Canadian jurisdiction and which is or was sponsored, administered or contributed to, or required to be contributed to, by any Credit Party or any subsidiary of any Credit Party or under which any Credit Party or any subsidiary of any Credit Party has or may incur any actual or contingent liability, and for the avoidance of doubt, a “Canadian Pension Plan” shall not include a Pension Plan;

(h)

“Canadian Securities Laws” means, collectively, all applicable securities laws of each of the Qualifying Provinces and the respective rules and regulations under such laws together with applicable published policy statements, blanket orders, instruments and notices of the Securities Commissions and all discretionary orders or rulings, if any, of the Securities Commissions made in connection with the transactions contemplated by this Agreement;

(i)	“Change of Control Transaction” means

(i)

an event as a result of or following which any Person, or group of Persons “acting jointly or in concert” within the meaning of Canadian Securities Laws beneficially owns or exercises control or direction over an aggregate of more than 50% of the then outstanding Common Shares,

(ii)	an event as a result of or following which the Issuer or any Subsidiary is not wholly owned (if wholly owned as of the date hereof), directly or indirectly, by the Parent Company,

(iii)

the sale or other transfer of all or substantially all of the consolidated assets of the Parent Company, or a sale, transfer, conveyance or lease of all or any substantial part of the assets of any Subsidiary, or the sale or assignment, with or without recourse, of any of its receivables, or

(iv)

a sale, merger, reorganization or other similar transaction or series of transactions involving the Parent Company unless the previous holders of the Common Shares hold at least 50% of the voting shares of such merged, reorganized or other continuing entity, provided, however, that a Change of Control Transaction shall not include the transactions contemplated by the Plan of Arrangement;

(j)	“Closing” means completion of the transactions contemplated by this Agreement in accordance with Article 2 of this Agreement and occurring on the Closing Date;

(k)	“Closing Date” means the “Effective Date” as defined in the Plan of Arrangement;

(l)	“Closing Time” means the “Effective Time” as defined in the Plan of Arrangement, or such other time on the Closing Date as the parties may agree;

(m)	“Collateral Agent” has the meaning given to it in the Secured Debenture Purchase Agreement;

(n)	“Common Shares” means the fully paid and non-assessable common shares in the share capital of the Parent Company, as constituted from time to time;

(o)

“Controlled Group” means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with a Credit Party, are treated as a single employer under Section 414 of the U.S. Tax Code or Section 4001 of ERISA;

(p)	“Court” means the Supreme Court of British Columbia;

(q)	“Credit Parties” means, collectively, the Parent Company and the Issuer, and each is a “Credit Party”;

(r)	“CSE” means the Canadian Securities Exchange;

(s)

“Debtor Relief Laws” means the Bankruptcy Reform Act of 1996 as amended or any Canadian counterpart, Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the Winding-Up and Restructuring Act (Canada), the Bankruptcy Code of the United States, the Canada Business Corporations Act or the arrangement or reorganization provisions of any other comparable Canadian provincial or territorial legislation, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, preference, arrangement, rearrangement, receivership, insolvency, reorganization or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally;

(t)	“Disclosure Documents” has the meaning given to it in Section 4.16(a);

(u)	“EDGAR” means the Electronic Data Gathering, Analysis, and Retrieval System as found at www.sec.gov/edgar

(v)	“Environment” means indoor air, ambient air, surface water, groundwater, drinking water, land surface, subsurface strata and natural resources such as wetlands, flora and fauna;

(w)

“Environmental Laws” means any applicable Law relating to pollution, protection of the Environment and natural resources, pollutants, contaminants, or chemicals or any toxic or otherwise hazardous substances, wastes or materials, or the protection of human health and safety as it relates to any of the foregoing, including any applicable provisions of the United States Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended;

(x)

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of investigation and remediation, fines, penalties or indemnities), of or relating to the Credit Parties (or any one or more of them) or any subsidiary of any Credit Party directly or indirectly resulting from or based upon (a) violation of, or liability under or relating to, any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the actual or alleged presence, Release or threatened Release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing;

(y)	“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law;

(z)

“Equity Interest” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, or any warranty, options or other rights to acquire such interests;

(aa)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended;

(bb)	“Event of Default” has the meaning given to it in Section 6.1;

(cc)	“Excluded Laws” has the meaning given to it in the definition of “Laws”;

(dd)	“Existing Unsecured Debentures” has the meaning given to it in the recitals;

(ee)	“Final Order” has the meaning given to it in the recitals;

(ff)	“Financial Statements” has the meaning given to it in Section 4.16(a);

(gg)

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the accounting profession), which are applicable to the circumstances as of the date of determination, and consistently applied;

(hh)

“Governmental Body” means any government, parliament, legislature, regulatory authority, agency, commission, board or court or other law, rule, or regulation-making entity having or purporting to have jurisdiction on behalf of any nation or state or province or other subdivision thereof including any municipality or district;

(ii)	“Guaranteed Obligations” has the meaning given to it in Section 8.1;

(jj)

“Hazardous Materials” means all materials, pollutants, contaminants, chemicals, compounds, constituents, substances or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, lead, radon gas, pesticides, fungicides, fertilizers, or toxic mold that are regulated pursuant to, or which could give rise to liability under, applicable Environmental Law;

(kk)	“IFRS” means the international financial reporting standards adopted by the International Accounting Standards Board;

(ll)

“Immaterial Subsidiary” means any subsidiary of the Parent Company that (a) did not, as of the last day of the fiscal quarter of the Parent Company most recently ended, have assets with a value in excess of one percent (1%) of the assets of the Parent Company and its subsidiaries on a consolidated basis or revenues representing in excess of one percent (1%) of total revenues of the Parent Company and its subsidiaries on a consolidated basis as of such date and (b) taken together with all Persons determined to be Immaterial Subsidiaries in the foregoing clause (a) as of the last day of the fiscal quarter of the Parent Company most recently ended, did not have assets with a value in excess of five percent (5%) of the assets of the Parent Company and its subsidiaries on a consolidated basis or revenues representing in excess of five percent (5%) of total revenues of the Parent Company and its subsidiaries on a consolidated basis as of such date. The Immaterial Subsidiaries in existence on the Closing Date are set forth on Schedule 4.5;

(mm)	“Income Tax Act” means the Income Tax Act (Canada), as amended from time to time;

(nn)

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following: (i) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments; (ii) the maximum amount (after giving effect to any prior drawings or reductions which may have been reimbursed) of all outstanding letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, and similar instruments issued or created by or for the account of such Person; (iii) net obligations of such Person under any swap contract; (iv) all obligations of such Person to pay the deferred purchase price of property or services (other than (1) trade accounts and accrued expenses payable in the ordinary course of business, including amounts that are over 90 days past due of up to $1,000,000.00 (excluding fees and expenses of Company Advisors (as defined in the Plan of Arrangement) in connection with the Recapitalization Transaction or other advisors of the Credit Parties in connection with matters disclosed on Schedules 4.9(m) and 4.10(a) hereof, Deferred Professional Fees (as defined in the Secured Debenture Purchase Agreement), accrued and unpaid interest thereon and any other fees and expenses provided for under Article 17 of this Agreement and the Secured Debenture Purchase Agreement) in the aggregate at any given time, (2) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP and (3) accruals for payroll and other liabilities accrued in the ordinary course); (v) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse; (vi) capital lease obligations that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, except for ASC 842 leases; and (vii) to the extent not otherwise included above, all guarantees and other contingent obligations of such Person, but excluding endorsements for collection or deposit and customary and reasonable indemnity obligations entered into in the ordinary course of business;

(oo)	“Indemnified Liabilities” has the meaning given to it in Section 9.1(a);

(pp)	“Indemnified Parties” has the meaning given to it in Section 9.1(a);

(qq)	“Initial Principal Amount” means the aggregate principal amount of the Unsecured Debentures as of the Closing Date, being $19,999,999.96;

(rr)

“Intellectual Property” means all trade or brand names, business names, trademarks, service marks, copyrights, patents, patent rights, licenses, industrial designs, know-how (including trade secrets and other unpatented or patentable proprietary or confidential information, systems or procedures), computer software, inventions, designs and other industrial or intellectual property of any nature whatsoever;

(ss)

“Investments” means each of the investments, loans, management services agreements, real estate holdings and Intellectual Property of the Parent Company disclosed in filings on SEDAR or EDGAR pursuant to which the Parent Company conducts its operations;

(tt)

“Investor Rights Agreement” means that certain investor rights agreement dated as of the Closing Date, by and among the Parent Company, the Issuer and the “Investors” party thereto (as such term is defined therein), as amended, restated, supplemented or otherwise modified from time to time;

(uu)	“Issuer” has the meaning given to it in the preamble;

(vv)

“Laws” means all laws, statutes, codes, ordinances, decrees, rules, regulations, municipal by-laws, judicial or arbitral or administrative or ministerial or departmental or regulatory judgments, orders, decisions, rulings or awards, policies, voluntary restraints, guidelines of any Governmental Body, or any provisions of the foregoing, including general principles of common and civil law and equity, binding on or affecting the Person referred to in the context in which such word is used, whether applicable in Canada or the United States or any other jurisdiction; and “Law” means any one of them. Notwithstanding the foregoing, the definition of Laws excludes any U.S. federal laws, Canadian federal, provincial or territorial laws, statutes, codes, ordinances, decrees, rules, regulations which apply to the production, trafficking, distribution, processing, extraction, sale, or any transactions promoting the business or involving the proceeds of marijuana (cannabis) and related substances (collectively, the “Excluded Laws”); provided, however, that Excluded Laws shall not include any provision of the U.S. Tax Code, including, without limitation, Section 280E of the U.S. Tax Code;

(ww)	“Leased Premises” has the meaning given to it in Section 4.11(k);

(xx)	“Licenses” has the meaning given to it in Section 4.9(l) and “License” means any of them;

(yy)

“Lien” means any mortgage, charge, pledge, hypothecation, security interest, assignment, lien (statutory or otherwise), charge, title retention agreement or arrangement, restrictive covenant or other encumbrance of any nature, or any other arrangement or condition which, in substance, secures payment or performance of an obligation;

(zz)	“Loss” has the meaning given to it in Section 9.1(a);

(aaa)

“Material Adverse Effect” means any change, effect, event, situation or condition that is materially adverse to the business, results or operations, properties or financial condition of the Parent Company and its subsidiaries taken as a whole; provided, however, that in determining whether there has been a “Material Adverse Effect”, any adverse effect attributable to the following shall be disregarded: (a) events, changes, developments, conditions or circumstances in worldwide, national or local conditions or circumstances (political, economic, regulatory or otherwise) that adversely affect the Parent Company’s industry generally unless there is a disproportionate adverse impact on the Parent Company, its subsidiaries or any Affiliate, taken as a whole, (b) an outbreak or escalation of war, armed hostilities, acts of terrorism, political instability or other national calamity, crisis or emergency, including pandemics, or any governmental response to any of the foregoing, in each case, whether occurring within or outside of Canada or the United States unless there is a disproportionate adverse impact on the Parent Company, its subsidiaries or any Affiliate, taken as a whole, (c) any change in law or accounting policies (and any changes resulting therefrom) unless there is a disproportionate adverse impact on the Parent Company, its subsidiaries or any Affiliate, taken as a whole, (d) epidemics, pandemics and other public health emergencies, including those related to the novel coronavirus known as COVID-19; (e) steps or actions reasonably necessary to be taken pursuant to the Restructuring Support Agreement or the Plan of Arrangement, or (f) any action or omission of any Credit Party taken with the prior written consent of the Requisite Unsecured Lenders;

(bbb)	“Maximum Secured Principal Amount” means the Initial Secured Principal Amount and the Additional Secured Principal Amount of the Secured Debentures issued on the Closing Date.

(ccc)	“Multiemployer Pension Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Credit Party or any Subsidiary may have any liability;

(ddd)

“New Jersey Debt” means all Indebtedness and other obligations of the Credit Parties and certain of their subsidiaries arising under those certain Senior Secured Bridge Notes due February 2, 2023, made by iAnthus New Jersey, LLC and guaranteed by the Parent Company on February 2, 2021, in favor of Gotham Green Fund II, L.P., Gotham Green Fund II (Q), L.P., [*], [*], [*], and [*], in the original aggregate principal amount of $11,000,000;

(eee)	“NI 51-102” means National Instrument 51-102 – Continuous Disclosure Obligations as such instrument is in effect in the Province of Ontario at Closing;

(fff)

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, each Credit Party arising under any Transaction Agreement or otherwise with respect to this Agreement or any Unsecured Debenture, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Credit Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding. Without limiting the generality of the foregoing, the Obligations of the Credit Parties under the Transaction Agreements include (i) the obligation (including guarantee obligations) to pay principal, interest, reimbursement obligations, charges, expenses, fees, attorneys’ fees, indemnities and other amounts payable by the Credit Parties under any Transaction Agreement and (ii) the obligation of the Credit Parties to reimburse any amount in respect of any of the foregoing that any Unsecured Lender, in its sole discretion, may elect to pay or advance on behalf of such Person;

(ggg)	“Observers” and “Observer” have the meanings ascribed thereto in Section 4.19(aa).

(hhh)	“OSC” means the Ontario Securities Commission;

(iii)	“OTC” means the OTCQB – The Venture Market or the OTCQX – Best Market;

(jjj)	“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA;

(kkk)

“Pension Plan” means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a Multiemployer Pension Plan) and as to which any Credit Party or any subsidiary has or may have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA, and, for the avoidance of doubt, “Pension Plan” shall not include a Canadian Pension Plan;

(lll)	“Permits” means all licenses, permits, approvals, consents, certificates, registrations and authorizations (whether governmental, regulatory or otherwise);

(mmm)	“Permitted Liens” has the meaning given to it in Section 4.19(n) and “Permitted Lien” means any one of them;

(nnn)

“Person” means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, corporation with or without share capital, company, limited liability company, unlimited liability company, unincorporated organization, association, trust, trustee, executor, administrator or other legal personal representative, Governmental Body, authority or entity however designated or constituted;

(ooo)

“Personal Information” means any information about a Person and includes information contained in this Agreement and the documents to be delivered by such Person in connection with the transactions contemplated herein;

(ppp)

“Plan of Arrangement” means that certain amended and restated Plan of Arrangement of the Parent Company and the Issuer dated August 6, 2020, filed in the Court under Section 288 of the Business Corporations Act (British Columbia);

(qqq)	“Proceeds” means the proceeds of the loans funded by certain of the Unsecured Lenders to the Issuer on the Closing Date;

(rrr)	“Qualifying Provinces” means all provinces of Canada, other than the Province of Quebec;

(sss)

“Registration Rights Agreement” means that certain registration rights agreement dated as of the Closing Date, by and among the Parent Company, the Issuer and the “Holders” party thereto (as such term is defined therein), as amended, restated, supplemented or otherwise modified from time to time;

(ttt)	“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or migrating in, into, onto or through the Environment;

(uuu)	“Requisite Unsecured Lenders” means the Unsecured Lenders who together hold at least 66 2/3% of all of the Unsecured Debentures held by all Unsecured Lenders at the time a determination is made;

(vvv)	“Restructuring Closing” means the completion of all transactions contemplated under the Plan of Arrangement;

(www)

“Restructuring Support Agreement” means that certain Restructuring Support Agreement dated as of July 10, 2020, as amended, by and among the Parent Company, the Subsidiaries signatory thereto, the Lenders (as defined therein) party thereto, the Consenting Debenture Holders (as defined therein) party thereto, and each other Person that becomes a party thereto from time to time, as may be further amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof;

(xxx)	“Section 3(a)(10) Exemption” has the meaning given to it in Section 4.7(b);

(yyy)	“Secured Debenture Purchase Agreement” has the meaning given to it in the recitals;

(zzz)	“Secured Debenture Certificates” means the certificates representing the Secured Debentures, as amended, restated, supplemented or otherwise modified from time to time;

(aaaa)

“Secured Debentures” means the 8.0% senior secured debentures due June 24, 2027 issued by the Issuer to the Secured Lenders on the Closing Date in connection with the Plan of Arrangement (such debentures being defined as “New Secured Notes” under the Plan of Arrangement), in the Issued Principal Amount.

(bbbb)	“Secured Lenders” means the holders of Secured Debentures (and for certainty includes without limitation the Additional Principal Amount Lenders) and includes their permitted successors and assigns;

(cccc)

“Secured Transaction Agreements” means the Secured Debenture Purchase Agreement and all agreements, certificates and other instruments and documents delivered or given pursuant thereto, including, without limitation, the Security Documents (as defined in the Secured Debenture Purchase Agreement), the Secured Debentures, the Secured Debenture Certificates, the Investor Rights Agreement, and the Registration Rights Agreement, in each case as may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof;

(dddd)	“Securities Commissions” means collectively, the applicable securities commission or securities regulatory authority in each of the Qualifying Provinces;

(eeee)	“SEDAR” means the System for Electronic Document Analysis and Retrieval as found at www.sedar.com;

(ffff)

“Solvent” means, with respect to a Person, that (a) the fair value (as calculated according to the Parent Company’s quarterly and annual financial statements in accordance with GAAP) of the assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability;

(gggg)	“Standstill Period” has the meaning set forth in Section 6.3(c)(i) of this Agreement.

(hhhh)

A “subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which (i) a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, (ii) more than half of the issued share capital is at the time beneficially owned or (iii) the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person;

(iiii)

“Subsidiary” means any subsidiary of the Parent Company other than the Immaterial Subsidiaries. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Parent Company;

(jjjj)

“Taxes” means all present and future taxes (including income tax, capital tax, payroll taxes, employer health tax, workers’ compensation payments, property taxes, sales taxes, custom and land transfer taxes), duties, royalties, levies, imposts, assessments, reassessments, deductions, charges or withholdings and all liabilities with respect thereto including any penalty and interest payable with respect thereto;

(kkkk)

“Transaction Agreements” means this Agreement and all agreements, certificates and other instruments and documents delivered or given pursuant thereto, including, without limitation, the Plan of Arrangement, Final Order, Unsecured Debenture Certificates, the Investor Rights Agreement, and the Registration Rights Agreement, in each case as may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms thereof;

(llll)	“United States” or “U.S.” means the United States of America, its territories and possessions, any State of the United States, and the District of Columbia;

(mmmm)	“Unsecured Debenture Certificates” means the certificates representing the Unsecured Debentures, as amended, restated, supplemented or otherwise modified from time to time;

(nnnn)

“Unsecured Debentures” means the 8.0% unsecured debentures due June 24, 2027 issued by the Issuer to the Unsecured Lenders on the Closing Date in accordance with the Plan of Arrangement and Final Order (such Unsecured Debentures being defined as “New Unsecured Notes” under the Plan of Arrangement), in the initial aggregate principal amount equal to the Initial Principal Amount;

(oooo)	“Unsecured Lenders” has the meaning given to it in the recitals and includes their successors and permitted assigns;

(pppp)	“U.S. Exchange Act” means the United States Securities Exchange Act of 1934, as amended;

(qqqq)	“U.S. Securities Act” means the United States Securities Act of 1933, as amended;

(rrrr)	“U.S. Securities Laws” means the United States federal securities laws, including, without limitation, the U.S. Securities Act and the U.S. Exchange Act, and applicable state securities laws;

(ssss)	“U.S. Tax Code” mean the United States Internal Revenue Code of 1986, as amended.

1.2 SCHEDULES AND EXHIBITS

The following are the schedules and exhibits attached to this Agreement:

Schedule 2.1	Unsecured Lender Allocations
Schedule 4.2	Dissolved Credit Parties
Schedule 4.3(a)	Capital of the Parent Company
Schedule 4.3(b)	Option to Purchase Common Shares of the Parent Company
Schedule 4.4	Shareholder Agreements
Schedule 4.5	Subsidiaries
Schedule 4.9	Compliance with Laws
Schedule 4.9(m)	Notices of Defect
Schedule 4.10(a)	Litigation and Other Proceedings
Schedule 4.11(a)(i)	Owned and Leased Property
Schedule 4.11(a)(ii)	Claims Restricting Use of Transfer of Property or Assets
Schedule 4.11(c)	Material Agreements of Credit Parties
Schedule 4.11(k)	Lease Defaults
Schedule 4.16	Financial, Tax and Disclosure Matters
Schedule 4.19(n)	Permitted Liens
Schedule 4.19(o)	Existing Indebtedness
Schedule 4.19(p)	Investments
Schedule 4.19(q)	Transactions with Affiliates
Schedule 4.19(r)	Permitted Subsidiary Change of Control Transactions
Schedule 4.19(t)	Use of Proceeds
Schedule 4.19(z)	Permitted Asset Disposition
Exhibit “A”	Form of Unsecured Debenture Certificate

1.3 HEADINGS

The inclusion of headings in this Agreement are for convenience of reference only and shall not affect the construction or interpretation hereof. The terms “this Agreement”, “hereof”, “hereunder” and similar expressions refer to this Agreement and not to any particular section or other portion hereof and include any agreement supplemental hereto.

1.4 GENDER AND NUMBER

Words importing the singular number only shall include the plural and vice versa, and words importing the masculine gender shall include the feminine gender and neuter.

1.5 CURRENCY

Unless otherwise noted, all references to currency shall be United States dollars and all payments contemplated herein shall be paid in United States funds, by certified cheque, bank draft or wire transfer of immediately available funds.

1.6 ENTIRE AGREEMENT

This Agreement together with the other Transaction Agreements constitutes the entire agreement between the parties and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties. There are no other agreements between the parties in connection with the subject matter hereof except as specifically set forth or referred to herein or therein. To the extent that any provisions of this Agreement are inconsistent with the provisions of the Plan of Arrangement, then the terms of the Plan of Arrangement shall be paramount and prevail to the extent of the inconsistency. For greater certainty, the rights of the Unsecured Lenders under (i) the Registration Rights Agreement, (ii) Investor Rights Agreement, and (ii) any Secured Transaction Agreements, in each case to which they are now or hereafter become a party are separate from and in addition to the rights of such Unsecured Lenders hereunder (including without limitation in connection with the provisions which address the same subject matter herein and therein).

The description of the Unsecured Debentures herein is a summary only and is subject to the specific attributes and detailed provisions set forth in the Unsecured Debenture Certificates. In case of any inconsistency between the description of the Unsecured Debentures in this Agreement and the terms of the Unsecured Debentures as set forth in the Unsecured Debenture Certificates, the provisions of the Unsecured Debenture Certificates shall govern.

1.7 TIME OF ESSENCE

Time shall be of the essence of this Agreement and of every part hereof and no extension or variation of this Agreement shall operate as a waiver of this provision.

1.8 TO THE KNOWLEDGE

Where any representation or warranty contained in this Agreement is expressly qualified by reference to the knowledge of the Parent Company, the Parent Company confirms that it has made due and diligent inquiry of such Persons (including appropriate employees, officers and directors of the Parent Company and its Affiliates) as it reasonably and in good faith considers necessary to verify the accuracy of the matters that are the subject of the representations and warranties.

1.9 LANGUAGE

The parties hereby acknowledge that they have expressly required this Agreement and all notices, statements of account and other documents required or permitted to be given or entered into pursuant hereto to be drawn up in the English language only. Les parties reconnaissent avoir expressment demandé que la présente Convention ainsi que tout avis, tout état de compte et tout autre document à être ou pouvant être donné ou conclu en vertu des dispositions des présentes, soient rédigés en langue anglaise seulement.

1.10 JOINDER

At any time after the Closing Date, any Unsecured Lender that was not a signatory to this Agreement at Closing may request to join this Agreement as a party hereto, and effective therefrom shall be bound by all of the terms and conditions hereof until termination of this Agreement, subject to any terms and conditions that survive termination hereunder, provided that such requesting Unsecured Lender (i) provide written notice of such request to each other Unsecured Lender and the Issuer and (ii) execute a form of joinder agreement in form and substance reasonably satisfactory to the existing Unsecured Lenders and the Issuer. Each Unsecured Lender shall benefit from all rights and remedies under this Agreement and the Transaction Documents, subject to the terms and conditions thereof, irrespective of whether they are a party to this Agreement.

ARTICLE 2

ISSUANCE OF UNSECURED DEBENTURES; CLOSING CONDITIONS

2.1 ISSUANCE OF UNSECURED DEBENTURES

In reliance upon the representations, warranties and covenants set out in this Agreement and the Restructuring Support Agreement and the closing and effectiveness of the Plan of Arrangement, the Issuer agrees to issue to the Unsecured Lenders at the Closing, and the Unsecured Lenders agree to accept, the Unsecured Debentures. At Closing, the Issuer shall execute and deliver to each Unsecured Lender an Unsecured Debenture Certificate in the amount opposite such Unsecured Lender’s name on Schedule 2.1.

ARTICLE 3

CLOSING ARRANGEMENTS AND CONDITIONS

3.1 UNSECURED LENDERS’ CONDITIONS

The Requisite Unsecured Lenders may require that each or any of the following conditions be satisfied as a condition to accepting the Unsecured Debentures and closing the transactions contemplated under this Agreement:

(a)	the transactions described in the Plan of Arrangement have been approved by all Governmental Bodies which have jurisdiction over any Credit Party and whose approval is required under applicable Law;

(b)	the Unsecured Lenders shall have received the Unsecured Debenture Certificates, duly executed by the Issuer;

(c)

each of the Unsecured Lenders shall have received each of the Transaction Agreements to which it is a party to be entered into on the Closing Date, each duly executed by each Credit Party party thereto;

(d)	the Unsecured Lenders shall have received payment for all fees, expenses and costs incurred and payable under this Agreement, the Restructuring Support Agreement and the Plan of Arrangement;

(e)

the Credit Parties shall have completed all necessary steps and all necessary proceedings shall have been taken to authorize, and all required consents shall have been obtained to permit, the transactions contemplated hereby;

(f)

(i) the issuance of the Unsecured Debentures to each Unsecured Lender shall be legally permitted by all Laws to which each Unsecured Lender and each Credit Party is subject, and (ii) all authorizations, approvals or permits of, or filings with, any Governmental Body that are required by Law in connection with each of (x) the lawful issuance of the Unsecured Debentures by the Issuer and (y) the delivery and performance of obligations by any Credit Party under the Transaction Agreements, shall have been duly obtained by the Issuer and shall be effective;

(g)

the representations and warranties of each Credit Party contained in each Transaction Agreement shall be true and correct at the Closing Time and each Credit Party shall have performed and complied with all of the terms, covenants, agreements and conditions to be performed or complied with by it under each Transaction Agreement at or prior to the Closing Time (other than any failure to perform or comply with such terms, covenants, agreements and conditions which the Requisite Unsecured Lenders have waived in writing);

(h)	no Event of Default shall have occurred and be continuing, after giving effect to the waivers and releases contemplated under the Plan of Arrangement;

(i)

on the Closing Date, each Credit Party shall have executed and delivered, or caused to be executed and delivered, to the Unsecured Lenders, a certificate signed by the appropriate officers of such Person certifying, inter alia, as to the (i) Articles and notice of articles of the Parent Company, and all constating, organizational or governing documents of each other Credit Party, (ii) resolutions of the board of directors, managers, shareholders or members, as applicable, of such Credit Party authorizing and approving such Credit Party’s execution, delivery and performance of its obligations under the Transaction Agreements, and (iii) incumbency and signatures of the signing officers of such Credit Party;

(j)

the Parent Company shall deliver a certificate of good standing of recent date for each Credit Party from the relevant authority in each jurisdiction in which such Credit Party is qualified to do business;

(k)

the Unsecured Lenders shall have received from counsel for each Credit Party an opinion, dated as of the Closing Date, in form and substance satisfactory to the Requisite Unsecured Lenders, acting reasonably, including opinions in respect of corporate matters, enforceability, authorization, due execution, and other matters reasonably requested by the Requisite Unsecured Lenders; and

(l)

such other documentation as the Requisite Unsecured Lenders may reasonably require, in form and substance satisfactory to such Requisite Unsecured Lenders, acting reasonably, shall have been prepared, executed and delivered.

The foregoing conditions are for the exclusive benefit of the Unsecured Lenders, provided that any of the said conditions may be waived in writing in whole or in part by the Requisite Unsecured Lenders without prejudice to any Unsecured Lender’s rights of rescission in the event of the non-fulfilment and/or non-performance of any other conditions, any such waiver to be binding on each Unsecured Lender only if the same is in writing.

ARTICLE 4

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CREDIT PARTIES

Each Credit Party, for and on behalf of itself and, as it relates to the Parent Company, for and on behalf of each Subsidiary, represents and warrants as of the Closing Date, and covenants to the Unsecured Lenders as follows, and acknowledges that the Unsecured Lenders are relying upon the representations, warranties and covenants contained in this Agreement and in any certificate or other document delivered pursuant hereto in connection with the issuance of the Unsecured Debentures.

Notwithstanding anything contained herein to the contrary, each of the representations and warranties given by the Credit Parties in this Article 4, are deemed to specifically exclude any U.S. federal laws, statutes, codes, ordinances, decrees, rules, regulations which apply to the production, trafficking, distribution, processing, extraction, and/or sale of marijuana (cannabis) and related substances, other than Section 280E of the U.S. Tax Code.

4.1 CORPORATE POWER AND DUE AUTHORIZATION

Each Credit Party has the corporate or other organizational power and capacity to enter into, and to perform its obligations under, each of the Transaction Agreements to which it is a party. Each of the Transaction Agreements has been duly authorized, executed and delivered by each Credit Party thereto, and is a valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, subject to Debtor Relief Laws, and the fact that equitable remedies, including the remedies of specific performance and injunction, may only be granted in the discretion of a court. Each action required to be performed by a Credit Party hereunder has been duly authorized by such Credit Party and, as applicable, its shareholders or members.

4.2 INCORPORATION, QUALIFICATION AND CAPACITY

Each Credit Party and each Subsidiary has been duly incorporated and organized and is validly existing as a corporation under the Laws of the jurisdiction in which it was incorporated, amalgamated, continued, formed or organized as the case may be, and except as disclosed on Schedule 4.2, no steps or proceedings have been taken by any Person, voluntary or otherwise, requiring or authorizing the dissolution or winding up of any Credit Party or any Subsidiary. Each Credit Party and each Subsidiary is duly qualified to carry on its business in each jurisdiction in which the conduct of its business or the ownership, leasing or operation of its property and assets requires such qualification (except for such jurisdictions where the failure to be so qualified could not result in a Material Adverse Effect) and has all requisite corporate power and capacity to conduct its business and to own, lease and operate its properties and assets.

4.3 CAPITAL OF THE PARENT COMPANY

(a)

Prior to giving effect to the transactions contemplated by the Plan of Arrangement, the authorized and issued share capital of the Parent Company is set out on Schedule 4.3(a). All of the issued and outstanding shares of the Parent Company have been duly and validly authorized and issued as fully paid and non-assessable, and none of the outstanding shares of the Parent Company were issued in violation of the pre-emptive or similar rights of any security holder of the Parent Company.

(b)

The terms and the number of options to purchase Common Shares granted by the Parent Company currently outstanding conforms to the description thereof contained on Schedule 4.3(b) and other than as contemplated by this Agreement, the Secured Transaction Agreements and the Plan of Arrangement, and options or other incentive securities to be granted to directors, officers, employees and consultants of the Parent Company to purchase Common Shares as described on Schedule 4.3(b), no Person has any agreement or option, right or privilege (contractual or otherwise) capable of becoming an agreement (including convertible or exchangeable securities and warrants) for the purchase or acquisition from any Credit Party or any Subsidiary of any interest in any Common Shares or other securities of any Credit Party or any Subsidiary whether issued or unissued.

4.4 NO SHAREHOLDER AGREEMENTS

Except as set forth on Schedule 4.4, there are no voting trusts or agreements, shareholders’ agreements, buy sell agreements, rights of first refusal agreements, agreements relating to restrictions on transfer, pre-emptive rights agreements, tag-along agreements, drag-along agreements or proxies relating to any of the securities of any Credit Party or any Subsidiary, to which the Credit Party or any Subsidiary is a party.

4.5 SUBSIDIARIES

Except as disclosed on Schedule 4.5, the Parent Company has no direct or indirect subsidiaries other than the Subsidiaries, nor any investment in any Person other than the Investments, which, for the year ended December 31, 2021 accounted for, or which, for the two most recent fiscal quarters ended prior to the Closing Date is expected to account for, more than five percent (5%) of the assets or revenues of the Parent Company or would otherwise be material to the business and affairs of the Parent Company, in each case on a consolidated basis. The Parent Company owns, directly or indirectly, all of the issued and outstanding shares of the Subsidiaries, all of the issued and outstanding shares of the Subsidiaries are issued as fully paid and non-assessable shares, free and clear of all Liens, save and except any Liens created under or pursuant to the Secured Transaction Agreements and permitted under this Agreement, and no Person has any agreement, option, right or privilege (whether pre-emptive or contractual) capable of becoming an agreement, for the purchase from any Credit Party or any Subsidiary of any interest in any of the shares in the capital of the Subsidiaries. Each of the Subsidiaries is set out on Schedule 4.5.

4.6 NO CONTRAVENTION

Neither the entering into nor the delivery of the Transaction Agreements nor the performance by any Credit Party of any of its obligations under the Transaction Agreements will be in conflict with, contravene, breach or result in any default under, or result in the creation of any Lien or encumbrance under, or relieve any Person from its obligations under:

(a)	the Articles, notice of articles or other constating or organizational documents of any Credit Party;

(b)	any mortgage, lease, contract or other legally binding agreement, instrument, license or Permit, to which any Credit Party is a party or by which it may be bound; or

(c)

any applicable Law, statute, regulation, rule, order, decree, judgement, injunction or other restriction of any Governmental Body to which any Credit Party or of its or their respective assets or business may be subject.

None of the Credit Parties nor any Subsidiary is (i) in violation of its Articles or any other constating or organizational documents of such Credit Party or Subsidiary or (ii) in default of the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, trust deed, joint venture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or its property or assets may be bound, except in the case of clause (ii) for any such violations or defaults are described on Schedule 4.11(c) or any other schedule in this Agreement, none of which, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

4.7 ISSUANCE OF COMMON SHARES AND SECURITIES LAW MATTERS

(a)

The Common Shares to be issued to the Unsecured Lenders as described in the Plan of Arrangement have been, or prior to the Closing Time will be, duly created and reserved for issuance and, when issued pursuant to the Plan of Arrangement:

(i)	will be validly issued and outstanding as fully paid shares in the capital of the Parent Company;

(ii)	will not have been issued in violation of or subject to any pre-emptive rights or contractual rights to purchase securities by which the Parent Company is bound or to which it is subject;

(iii)

will not be subject to any restrictions on transfer or hold periods pursuant to Canadian Securities Laws (except in the case of a trade in such Common Shares which is a “control distribution” (as such term is defined in National Instrument 45-102 – Resale of Securities)); and

(iv)	will be listed for trading on the CSE.

(b)

The issuance of the Unsecured Debentures in accordance with the Plan of Arrangement by the Parent Company, whether in the United States, Canada or any other country, shall be exempt from the registration requirements of the U.S. Securities Act pursuant to the exemption provided by Section 3(a)(10) thereof (the “Section 3(a)(10) Exemption”). Accordingly, the Unsecured Debentures will be freely tradeable and evidenced without a U.S. Securities Act restrictive legend, provided, however, that any such Unsecured Debentures issued to persons who are or were affiliates of the Parent Company at or within 90 days prior to the issuance of such Unsecured Debentures will be subject to resale restrictions under Rule 144 promulgated under Rule 144 of the U.S. Securities Act.

(c)

The Court has been advised as to the intention of the Parties to rely on the Section 3(a)(10) Exemption with respect to the issuance of the Unsecured Debentures and has been advised that its approval of the Plan of Arrangement will be relied upon as a determination that the Court has satisfied itself as to the procedural and substantive fairness of the terms and conditions of the Plan of Arrangement to the Unsecured Lenders entitled to receive the Unsecured Debentures pursuant to the Plan of Arrangement.

(d)

The Unsecured Lenders entitled to receive the Unsecured Debentures on completion of the Plan of Arrangement have been given adequate and appropriate notice advising them of their right to attend and appear before the Court at the hearing of the Court for the Final Order and providing them with sufficient information necessary to enable such Unsecured Lender to exercise such right.

(e)

The Final Order of the Court expressly states that the terms and conditions of the arrangement as more particularly described in the Plan of Arrangement, are procedurally and substantively fair and reasonable, and provides that:

“This Order will serve as the basis of a claim to an exemption, pursuant to Section 3(a)(10) of the United States Securities Act of 1933, as amended, from the registration requirements otherwise imposed by that Act, in respect of the issuance and exchange of securities of iAnthus Capital Holdings, Inc. and iAnthus Capital Management, LLC pursuant to the Plan of Arrangement.”

(f)

The Unsecured Debentures issued to Unsecured Lenders in the United States will be registered or qualified under the securities laws of each state, territory or possession of the United States in which any Unsecured Lender receiving Unsecured Debentures is located, unless an exemption from such state securities law registration or qualification requirements is available.

4.8 BANKRUPTCY

Other than transactions contemplated by the Restructuring Support Agreement and Plan of Arrangement, none of the Credit Parties nor any Subsidiary has proposed a compromise or arrangement to its creditors generally, taken any proceeding with respect to a compromise or arrangement, taken any proceeding to have itself declared bankrupt or wound up, taken any proceeding to have a receiver appointed over its property or assets, and other than actions taken by the Collateral Agent or the Secured Lenders prior to the Restructuring Support Agreement being in effect, none of the Credit Parties nor any Subsidiary has had any petition for a receiving order in bankruptcy filed against it, had any encumbrancer take possession of any of its property or assets, or had any execution or distress become enforceable or become levied upon any of its property or assets.

4.9 COMPLIANCE WITH LAWS

(a)

Except as disclosed in filings on SEDAR or EDGAR or on Schedule 4.9, the Parent Company and each of its subsidiaries (i) each conducted and have each been conducting their business in compliance in all material respects with all applicable Laws of each jurisdiction in which its business is or is expected to be carried on or in which its services are provided and has not received a notice of non-compliance (other than notices regarding immaterial or de minimis non-compliance), nor knows of, nor has reasonable grounds to know of, any facts that could give rise to a notice of non-compliance (other than notices regarding immaterial or de minimis non-compliance) with any such Laws, (ii) are not in breach or violation of any judgment, order or decree of any Governmental Body having jurisdiction over the Parent Company or any of its subsidiaries, as applicable, and (iii) hold all, and are not in breach of any, Permits that enable its business to be carried on as now conducted; except in each case where the failure to be in such compliance or to hold such Permits could not reasonably be expected to result in a Material Adverse Effect.

(b)

The Parent Company is a reporting issuer in good standing in the Qualifying Provinces under Canadian Securities Laws and is not in default of any requirement of such Canadian Securities Laws and is not included in a list of defaulting issuers maintained by the Securities Commissions. Except for the Common Shares to be issued pursuant to the Plan of Arrangement, the Common Shares of the Parent Company are registered pursuant to Section 12(b) or 12(g) of the U.S. Exchange Act and the Parent Company has filed all reports required to be filed pursuant to Section 13(a) or 15(d) of the U.S. Exchange Act.

(c)

The outstanding Common Shares are listed and posted for trading on the CSE, and all necessary notices and filings have been made with, and all necessary consents, approvals and authorizations have been obtained by the Parent Company from, the CSE to ensure that the Common Shares to be issued as described in the Plan of Arrangement will be listed and posted for trading on the CSE upon their issuance.

(d)

No order, ruling or determination having the effect of suspending the sale or ceasing the trading in any securities of any Credit Party or any Subsidiary has been issued by any regulatory authority and is continuing in effect and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Parent Company, are contemplated or threatened by any Governmental Body or other regulatory authority.

(e)

The Parent Company is in compliance in all material respects with its continuous and timely disclosure obligations under applicable Canadian Securities Laws and the rules and regulations of the CSE and has filed all documents required to be filed by it with the Securities Commissions under applicable Canadian Securities Laws, and no document has been filed on a confidential basis with the Securities Commissions that remains confidential at the date hereof.

(f)

No Securities Commission, stock exchange or comparable authority has issued any order preventing the distribution of the Common Shares nor instituted proceedings for that purpose, nor is any such proceeding pending, and, to the knowledge of the Parent Company, no such proceedings are pending or contemplated.

(g)

Except where any non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Parent Company and each of its subsidiaries is in compliance with all Laws respecting employment and employment practices, terms and conditions of employment, pay equity and wages, including, without limitation, the U.S. Fair Labor Standards Act, and neither the Parent Company nor any of its subsidiaries has engaged in any unfair labour practice, (ii) the Parent Company and each of its subsidiaries has complied with all applicable Laws relating to work authorization and immigration and (iii) all payments due from the Parent Company or any of its subsidiaries on account of employee wages and health and welfare and other benefits insurance have been paid or accrued as a liability on the books of the relevant Person. There are no strikes or other material labor disputes against the Parent Company or any of its subsidiaries.

(h)

The operations of the Parent Company and its subsidiaries have been conducted at all times in compliance with each of, and the Parent Company and its subsidiaries will not use the Proceeds, directly or indirectly, in violation of any of, the applicable federal and state laws relating to terrorism or money laundering, including the financial recordkeeping and reporting requirements of The Bank Secrecy Act of 1970, as amended; Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 (the “Executive Order”); the Foreign Corrupt Practices Act; the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, as amended, and each of the foreign assets control regulations of the U.S. Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto (collectively, “Anti-Terrorism Laws”), and neither the Parent Company nor any of its subsidiaries is, nor will the Proceeds be used for the purpose of financing any activities or businesses of or with any Person that, at the time of such financing, is (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order; (iii) a Person with which the Unsecured Lenders are prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or (v) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control (“OFAC”) at its official website or any replacement website or other replacement official publication of such list or any other Person (including any foreign country and any national of such country) with whom the U.S. Treasury Department prohibits doing business in accordance with OFAC regulations. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Parent Company or any of its subsidiaries with respect to Anti-Terrorism Laws is pending or, to the knowledge of the Parent Company or any of its subsidiaries, threatened.

(i)

Neither the Parent Company nor any of its subsidiaries, any employee or agent thereof, has made any unlawful contribution or other payment to any official of, or candidate for, any federal, state, provincial or foreign office, or failed to disclose fully any contribution, in violation of any Law, or made any payment to any foreign, Canadian, governmental officer or official, or other Person charged with similar public or quasi-public duties, other than payments required or permitted by applicable Laws.

(j)	Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect:

(i)

each Credit Party, each Subsidiary, and its respective properties and operations are and, other than any matters which have been finally resolved without further liability or obligation, have been in compliance with all Environmental Laws, which includes obtaining, maintaining and complying with all applicable Environmental Permits required under such Environmental Laws to carry on the business of such Credit Party or Subsidiary;

(ii)

none of the Credit Parties or the Subsidiaries have received any written notice that alleges any of them is in violation of or potentially liable under any Environmental Laws, and none of the Credit Parties nor the Subsidiaries nor any of the real property owned, leased or operated, or licensed to a franchisee (subject to, in the case of such franchised real property not managed by the Credit Parties, the Subsidiaries or their respective Affiliates, to the knowledge of the Parent Company) by any Credit Party or any Subsidiary is the subject of any claims, investigations, liens, demands, or judicial, administrative or arbitral proceedings pending or, to the knowledge of the Parent Company, threatened, under or relating to any Environmental Law;

(iii)

there has been no Release of Hazardous Materials on, at, under or from any real property or facilities currently or formerly owned, leased or operated, or licensed to a franchisee (subject to, in the case of such franchised real property not operated by the Credit Parties, the Subsidiaries or their respective Affiliates, to the knowledge of the Parent Company) by any Credit Party or any Subsidiary, or arising out of the conduct of the Credit Parties or the Subsidiaries that could reasonably be expected to require investigation, remedial activity, corrective action or cleanup by, or on behalf of, any Credit Party or any Subsidiary or could reasonably be expected to result in any material Environmental Liability; and

(iv)

there are no facts, circumstances or conditions arising out of or relating to the Credit Parties, the Subsidiaries or any of their respective operations or any facilities currently or, to the knowledge of the Parent Company, formerly owned, leased or operated, or licensed to a franchisee (subject to, in the case of such franchised real property not operated by the Credit Parties, the Subsidiaries or their respective Affiliates, to the knowledge of the Parent Company) by any of the Credit Parties or the Subsidiaries, that could reasonably be expected to require investigation, remedial activity, corrective action or cleanup by, or on behalf of, any Credit Party or any Subsidiary or could reasonably be expected to result in any material Environmental Liability.

The Parent Company has made available to the Unsecured Lenders party hereto all environmental reports, studies, assessments, audits, or similar documents containing information regarding any Environmental Liability that are in the possession or control of any Credit Party or any Subsidiary.

(k)

There are no past unresolved, pending or threatened claims, complaints, notices or requests for information with respect to any alleged violation of any Law, statute, order, regulation, ordinance or decree and no conditions exist at, on or under any Leased Premises which, with the passage of time, or the giving of notice or both, would give rise to liability under any Law, statute, order, regulation, ordinance or decree that, individually or in the aggregate, has or may reasonably be expected to have a Material Adverse Effect.

(l)

The Parent Company has provided the Unsecured Lenders party hereto with copies of all requested material documents and correspondence relating to the Permits issued to the Parent Company and its subsidiaries or any Person in which the Parent Company or its subsidiaries holds an Investment pursuant to applicable United States state cannabis laws (collectively, the “Licenses”). The Parent Company, the Subsidiaries and, to the knowledge of the Parent Company, each Person in which the Parent Company or its Subsidiaries holds an Investment, are each in compliance in all material respects with the terms and conditions of all such Licenses and all other Permits required in connection with their respective businesses and the Parent Company does not anticipate any variations or difficulties in such Licenses or any other required Permits being renewed.

(m)

Except as set forth on Schedule 4.9(m), neither the Parent Company nor any of its subsidiaries has received any notice or communication from any Person in which it holds an Investment or any applicable regulatory authority in the United States or any state or municipality thereof alleging a material defect, default, violation, breach or claim in respect of any License.

(n)

All product research and development activities, including quality assurance, quality control, testing, and research and analysis activities, conducted by the Parent Company, any Subsidiary and, to the knowledge of the Parent Company, any Person in which they hold an Investment, in connection with their business is being conducted in accordance with best industry practices and in compliance, in all material respects, with all industry, laboratory safety, management and training standards applicable to its current and proposed business, and all such processes, procedures and practices, required in connection with such activities are in place as necessary and are being complied with, in all material respects.

(o)

The Parent Company, each Subsidiary and, to the knowledge of the Parent Company, any Person in which they hold an Investment, has security measures and safeguards in place to protect personal information it collects from registered patients and customers and other parties from illegal or unauthorized access or use by its personnel or third parties or access or use by its personnel or third parties in a manner that violates the privacy rights of third parties. The Parent Company, the Subsidiaries and, to the knowledge of the Parent Company, any Person in which they hold an Investment, have complied, in all material respects, with all applicable privacy and consumer protection legislation and none has collected, received, stored, disclosed, transferred, used, misused or permitted unauthorized access to any information protected by privacy laws, whether collected directly or from third parties, in an unlawful manner.

(p)

No steps have been taken to terminate any Pension Plan or any Canadian Pension Plan. No contribution failure under Section 430 of the U.S. Tax Code, Section 303 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the U.S. Tax Code. The minimum funding standard under Section 412(a) of the U.S. Tax Code and Section 302(a) of ERISA has been met with respect to each Pension Plan and the equivalent funding requirements and other assessments under applicable Canadian federal and provincial Laws have been met and paid with respect to each Canadian Pension Plan, and no condition exists or event or transaction has occurred with respect to any Pension Plan or Canadian Pension Plan which could reasonably be expected to result in the incurrence by any Credit Party or any Subsidiary of any material liability, fine or penalty. All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Credit Party or any Subsidiary or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither any Credit Party nor any Subsidiary nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could reasonably be expected to result in a withdrawal or partial withdrawal from any such plan, and neither any Credit Party nor any Subsidiary nor any member of the Controlled Group has received any notice that increased contributions may be required to any Multiemployer Pension Plan to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Sections 412 or 431 of the U.S. Tax Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

4.10 LITIGATION AND OTHER PROCEEDINGS

(a)

Except as set forth on Schedule 4.10(a), no legal or governmental proceedings or inquiries are pending to which the Parent Company or any of its subsidiaries is a party or to which their property or assets are subject that could result in the revocation or modification of any certificate, authority, License or Permit necessary to conduct the business now owned or operated by any such Person which, if the subject of an unfavourable decision, ruling or finding could reasonably be expected to have a Material Adverse Effect and, to the knowledge of the Parent Company, no such legal or governmental proceedings or inquiries have been threatened against or are contemplated with respect to any Credit Party or any Subsidiary or their property or assets.

(b)

Except as set forth Schedule 4.10(a), there are no actions, suits, judgments, investigations, inquires or proceedings of any kind whatsoever outstanding or pending (whether or not purportedly on behalf of any such Person), or, to the knowledge of the Parent Company, threatened against or affecting any Credit Party, any Subsidiary or any of their respective directors or officers, at law or in equity or before or by any Governmental Body of any kind whatsoever and, to the knowledge of the Parent Company, there is no basis therefor and none of the Credit Parties or the Subsidiaries is subject to any judgment, order, writ, injunction, decree, award, rule, policy or regulation of any Governmental Body which, either separately or in the aggregate, could reasonably be expected to have Material Adverse Effect or could reasonably be expected to adversely affect the ability of any Credit Party or any Subsidiary to perform its obligations under any Transaction Agreement.

(c)

There is no pending change, and the Parent Company is not aware of any threatened change in the legislation governing the Parent Company, any Subsidiary or any Person in which the Parent Company or any Subsidiary has an Investment which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(d)

The Parent Company is not aware of any licensing or legislation, regulation, by-law or other lawful requirement of any Governmental Body having lawful jurisdiction over the Parent Company, any Subsidiary or any Person in which the Parent Company or any Subsidiary has an Investment presently in force, or, to its knowledge, proposed to be brought into force, or any pending or contemplated change to any Law, licensing or regulation, by-law or other lawful requirement of any Governmental Body having lawful jurisdiction over the Parent Company, any Subsidiary or any Person in which the Parent Company or any Subsidiary has an Investment presently in force, that the Parent Company anticipates the Parent Company, any Subsidiary or any Person in which the Parent Company or any Subsidiary has an Investment, as applicable, will be unable to comply with or which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

4.11 MATERIAL PROPERTY AND ASSETS

(a)	Except as set forth on Schedule 4.11(a)(i) and Schedule 4.11(a)(ii),

(i)

each Credit Party and each Subsidiary is the absolute legal and beneficial owner, and has good and valid title to, all of the material property or assets thereof, including all owned and leased real property as described on Schedule 4.11(a)(i), and no other material property or assets are necessary or useful for the conduct of the business of the Credit Party and each Subsidiary as currently conducted or as proposed to be conducted;

(ii)

there is no claim, and the Parent Company has no knowledge of the basis of any claim that might or could materially and adversely affect the right of Credit Parties or the Subsidiaries to use, transfer or otherwise exploit such property or assets; and

(iii)

other than in the ordinary course of business and as disclosed on Schedule 4.11(a)(i) and Schedule 4.11(a)(ii), none of the Credit Parties nor the Subsidiaries has any responsibility or obligation to pay any commission, royalty, license fee or similar payment to any Person with respect to the property and assets thereof.

(b)

Except as set forth on Schedule 4.11(b), none of the Credit Parties nor the Subsidiaries has approved or has entered into any agreement in respect of: (i) the purchase of any material property or assets or any interest therein or the sale, transfer or other disposition of any material property or assets or any interest therein currently owned, directly or indirectly, by any Credit Party or any Subsidiary whether by asset sale, transfer of shares or otherwise not identified in the Restructuring Support Agreement; (ii) any Change of Control Transaction; or (iii) any proposed or planned disposition of any of the outstanding shares of any Subsidiary by the Parent Company or of any material property or assets or any interest therein currently owned directly or indirectly by any Credit Party or any Subsidiary.

(c)

All of the material contracts and agreements of the Credit Parties and the Subsidiaries (including, for greater certainty, any contracts and agreements relating to the Investments) have been disclosed on Schedule 4.11(c). Except as set forth on Schedule 4.11(c), none of the Credit Parties nor the Subsidiaries has received any notification from any party that it intends to terminate any such material contract or agreement, and there is no default or event of default under any such material contract or agreement.

(d)

Each of the material agreements and other documents and instruments pursuant to which any Credit Party or any Subsidiary holds its Investments, property and assets and conducts its business is a valid and subsisting agreement, document and instrument in full force and effect, enforceable in accordance with the terms thereof, none of the Credit Parties nor the Subsidiaries or any other party thereto is in default of any of the material provisions of any such agreements, instruments or documents nor has any such default been alleged, and such Investments and assets are in good standing under the applicable statutes and regulations of the governing jurisdiction.

(e)

To the knowledge of the Parent Company, the Parent Company, each of the Subsidiaries and any Person in which the Parent Company or any Subsidiary has an Investment owns or has the right to use all of the Intellectual Property owned or used by their respective businesses as currently conducted. None of the Credit Parties nor any Subsidiary has received any notice nor is it aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances that could render any Intellectual Property invalid or inadequate to protect the interests of the Parent Company, any Subsidiary or any Person in which the Parent Company or any Subsidiary has an Investment, as applicable, therein and which infringement or conflict (if subject to an unfavourable decision, ruling or finding) or invalidity or inadequacy could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(f)

Each of the Credit Parties and each of the Subsidiaries, as applicable, has taken all reasonable steps to protect its material Intellectual Property in those jurisdictions where, in the reasonable opinion of the Parent Company, the Credit Parties and the Subsidiaries carry on a sufficient business to justify such filings.

(g)

Each Credit Party and each Subsidiary owns or has the right to use under license, sub-license or otherwise all material Intellectual Property used by such Credit Party or such Subsidiary in each of its businesses and the Intellectual Property owned by the Credit Parties or the Subsidiaries is free and clear of any and all Liens, other than Liens created under or pursuant to the Secured Transaction Agreements and permitted under this Agreement.

(h)

There are no material restrictions on the ability of the Credit Parties or the Subsidiaries to use and exploit all rights in the Intellectual Property required in the ordinary course of the Credit Parties’ or the Subsidiaries’ businesses. None of the rights of the Credit Parties or the Subsidiaries in the Intellectual Property will be impaired or affected in any way by the transactions contemplated by this Agreement.

(i)

All registrations of Intellectual Property are in good standing and are recorded in the name of a Credit Party or a Subsidiary in the appropriate offices to preserve the rights thereto. All such registrations have been filed, prosecuted and obtained in accordance with all applicable legal requirements and are currently in effect and in compliance with all applicable legal requirements, except where such failure to obtain registration could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No registration of Intellectual Property has expired, become abandoned, been cancelled or expunged, or has lapsed for failure to be renewed or maintained, except where such expiration, abandonment cancellation, expungement or lapse could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(j)

As of (i) the Closing Date; and (ii) the date on which any real property is acquired or leased by a Credit Party or a Subsidiary, each of the Credit Parties or Subsidiaries, as applicable, has or will have good and marketable fee simple title to, or valid leasehold interests in, or other rights to use all its owned and leased real properties (including all real properties subject to a Mortgage under or pursuant to the Secured Transaction Agreements (the “Mortgaged Properties”)) (collectively, “Real Properties”), in each case, except for Permitted Liens. The Mortgaged Properties are free from defects that materially adversely affect, or could reasonably be expected to materially adversely affect, the Mortgaged Properties suitability, taken as a whole, for the purposes for which they are contemplated to be used under the Transaction Agreements. Each parcel of Real Property and the use thereof (as contemplated under the Transaction Agreements) complies with all applicable Laws (including building and zoning ordinances and codes) and with all insurance requirements except such failure which could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the Closing Date, none of the Credit Parties or Subsidiaries has received any written notice of, nor is there to the knowledge of the Parent Company, any pending, threatened or contemplated condemnation proceeding affecting any portion of the Real Properties in any material respect or any sale or disposition thereof in lieu of condemnation. As of the Closing Date, none of the Credit Parties or Subsidiaries is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Real Properties or any interest therein. Each parcel of Real Property subject to a Mortgage (or which will be subject to a Mortgage pursuant to the provisions of the Secured Transaction Agreements) is served by installed, operating and adequate water, electric, gas, telephone, sewer, sanitation sewer, storm drain facilities and other public utilities necessary for the uses contemplated under the Secured Transaction Agreements to the extent required under applicable Law, except such failure to be served that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(k)

With respect to each premises of each Credit Party and Subsidiary which is material to such Credit Party or Subsidiary and which such Credit Party or Subsidiary occupies as tenant (the “Leased Premises”), such Credit Party or Subsidiary occupies the Leased Premises and has the exclusive right to occupy and use the Leased Premises, except as disclosed in Schedule 4.11(k). As of the Closing Date and except as disclosed in Schedule 4.11(k), (i) each Credit Party and Subsidiary has complied in all material respects with all obligations under all material leases to which it is a party, (ii) all material leases to which any Credit Party or Subsidiary is a party are legal, valid, binding and in full force and effect and are enforceable in accordance with their terms, except where such failure could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (iii) none of the Credit Parties or Subsidiaries has defaulted, or with the passage of time could be in default, under any material leases to which it is a party, except for such defaults as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Credit Party and each Subsidiary enjoys peaceful and undisturbed possession under the material leases to which it is a party, except for leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No claim is being asserted or, to the knowledge of the Parent Company, threatened, with respect to any lease payment under any material lease other than any such Lien or claim that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is no claim or basis for any claim that might or could reasonably be expected to adversely affect the right of any Credit Party or any Subsidiary to use, transfer or otherwise exploit the Leased Premises pursuant in the ordinary course of their respective businesses.

4.12 CORPORATE RECORDS

The corporate or organizational records and minute books of each Credit Party and each Subsidiary contain complete and accurate (in all material respects) minutes of all meetings (except for the minutes of the most recent board meeting, to be approved at the next meeting of directors or managers, as applicable) and resolutions in lieu of a meeting, of directors and committees thereof and shareholders held since the date of formation of such Credit Party or such Subsidiary and all such meetings were duly called and held. The share and membership certificate books, registers of shareholders or members, registers of transfers and registers of directors or managers, as the case may be, of each Credit Party and each Subsidiary are complete and accurate in all material respects. There are no outstanding applications or filings which could alter in any way the corporate or other organizational status or existence of any Credit Party or any Subsidiary.

4.13 CONSENTS AND APPROVALS

At the Closing Time, all consents, approvals, Permits, authorizations or filings as may be required to be made or obtained by the Parent Company under applicable securities Laws and the rules and regulations of the CSE necessary for the execution and delivery of the Transaction Agreements and the creation and issuance of the Unsecured Debentures, and the consummation of the transactions contemplated by this Agreement, will have been made or obtained, as applicable (other than the filing of reports required under applicable Canadian Securities Laws and U.S. Securities Laws within the prescribed time periods imposed thereby or by the CSE).

4.14 NO FINDERS’ FEE

No broker, finder, agent or similar intermediary has acted on behalf of any Credit Party or any Subsidiary in connection with this Agreement or the transactions contemplated hereby, and there are no brokerage commissions, finders’ fees or similar fees payable by any Credit Party or any Subsidiary as a result of the consummation of the transactions contemplated by this Agreement, other than fees to be paid to Canaccord Genuity in connection with the transactions contemplated by the Restructuring Support Agreement.

4.15 MATERIAL FACTS DISCLOSED

None of the foregoing representations, warranties and statements of fact and no other statement furnished in writing by or on behalf of any Credit Party or any Subsidiary to the Unsecured Lenders in connection with the Transaction Agreements contain any untrue statement of a material fact or omit to state any material fact necessary to make such statement or representation not misleading to an Unsecured Lender seeking full information as to the Parent Company and the properties, financial condition, prospects, businesses and affairs thereof. The Parent Company has made available to the Unsecured Lenders all the information reasonably available to the Parent Company that the Unsecured Lenders have requested. There is no fact which the Parent Company has not disclosed to the Unsecured Lenders and of which the Parent Company is aware which materially and adversely affects or is reasonably likely to materially and adversely affect the Business.

4.16 FINANCIAL, TAX AND DISCLOSURE MATTERS

(a)

Except as disclosed on Schedule 4.16, all Taxes due and payable by the Parent Company or any of its subsidiaries have been paid or accrued, except where the failure to pay such Taxes would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All Tax returns, declarations, remittances and filings required to be filed by the Parent Company and each of its subsidiaries, including Forms 8275 and 8300 as required by the U.S. Tax Code, have been timely filed with all appropriate Governmental Bodies and all such returns, declarations, remittances and filings are complete and accurate and no material fact or facts have been omitted therefrom which would make any of them misleading, except where the failure to file such documents would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed on Schedule 4.16, no examination of any tax return of the Parent Company or any of its subsidiaries is currently in progress and there are no issues or disputes outstanding with any Governmental Body respecting any Taxes that have been paid, or may be payable, by the Parent Company or any of its subsidiaries, in any case except where such examinations, issues or disputes would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as disclosed on Schedule 4.16, there are no Liens or claims pending or, to the knowledge of the Parent Company or the Issuer, threatened against the Parent Company or any Subsidiary in respect of Taxes. There are no outstanding Tax sharing agreements or other such arrangements between the Parent Company or the Issuer or any other Person.

(b)

The financial statements of the Parent Company as at and for the years ended December 31, 2018, December 31, 2019, December 31, 2020 and December 31, 2021 (together, the “Financial Statements”) have been prepared in accordance with IFRS or GAAP, as applicable, and present fairly, in all material respects, the financial condition of the Parent Company and its subsidiaries as at the dates thereof and the results of the operations and cash flows of the Parent Company and its subsidiaries for the periods then-ended and contain and reflect adequate provisions or allowance for all reasonably anticipated liabilities, expenses and losses of the Parent Company and its subsidiaries that are required to be disclosed in such Financial Statements and there has been no material change in accounting policies or practices of the Parent Company or any Subsidiary since December 31, 2021, except as has been publicly disclosed in the Parent Company’s publicly filed documents available under the Parent Company’s issuer profile on SEDAR or EDGAR (the “Disclosure Documents”) and Schedule 4.16.

(c)

The Parent Company’s auditors, who audited the Financial Statements (as applicable) and who provided their audit report thereon, are independent public accountants as required under applicable securities Laws and there has never been a reportable event (within the meaning of NI 51-102) between the Parent Company and the Parent Company’s auditors.

(d)

Other than as set out in the Disclosure Documents and Schedule 4.16, none of the directors, officers or employees of the Parent Company or any of its subsidiaries or any Person who owns, directly or indirectly, more than 10% of any class of securities of the Parent Company or securities of any Person exchangeable for more than 10% of any class of securities of the Parent Company, or any associate or Affiliate of any of the foregoing had or has any material interest, direct or indirect, in any transaction or any proposed transaction with the Parent Company or any of its subsidiaries.

(e)

There are no licensing or legislation, regulation, by-law or other legal requirement of any Governmental Body having lawful jurisdiction over the Parent Company or any of its subsidiaries presently in force or, to its knowledge, proposed to be brought into force, or any pending or contemplated change to any licensing or legislation, regulation, by-law or other legal requirement of any Governmental Body having lawful jurisdiction over the Parent Company or any of its subsidiaries presently in force, that the Parent Company anticipates the Parent Company or any of its subsidiaries will be unable to comply with or which could reasonably be expected to materially adversely affect the business of the Parent Company or any of its subsidiaries or the business environment or legal environment under which such entity operates.

(f)

There are no material liabilities of the Parent Company or any of its subsidiaries whether direct, indirect, absolute, contingent or otherwise required to be disclosed in the Financial Statements that are not disclosed or reflected in the Financial Statements, except those disclosed in the Disclosure Documents and Schedule 4.16.

(g)

There are no off-balance sheet transactions, arrangements or obligations (including contingent obligations) of the Parent Company or any of the Subsidiaries with unconsolidated entities or other Persons.

(h)

The Parent Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization, and (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets.

(i)

The Parent Company: (A) has designed disclosure controls and procedures to provide reasonable assurance that financial information relating to the Parent Company and each subsidiary is accurate and reliable, is made known to the Chief Executive Officer and Chief Financial Officer of the Parent Company by others within those entities, particularly during the period in which filings are being prepared, (B) has designed internal controls to provide reasonable assurance regarding the accuracy and reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, and (C) has disclosed in the management’s discussion and analysis for its most recently completed financial year, for each material weakness relating to such design existing at the financial year-end (x) a description of the material weakness, (y) the impact of the material weakness on the Parent Company’s financial reporting and internal controls over financial reporting, and (z) the Parent Company’s further plans, if any, or any actions already undertaken, for remediating the material weakness.

4.17 SEPARATE ENTITIES; SUFFICIENT CAPITAL; SOLVENCY

(a)

Each Credit Party and each of their respective subsidiaries which currently has any operations maintains a separate bank account, if possible, taking into consideration certain banking restrictions on entities operating in the cannabis industry. Each Credit Party or Subsidiary that currently does not have operations and does not have a separate bank account hereby covenants and agrees that prior to beginning any operations, such Credit Party or Subsidiary shall take commercially reasonable efforts to open a separate bank account for itself.

(b)

The Credit Parties and Subsidiaries do not comingle their assets, and each Credit Party and each Subsidiary maintains separate ownership of its assets and operate its business as a separate and distinct operation from any of their Affiliates.

(c)

Each Credit Party and each Subsidiary separately maintains sufficient capital and liquid resources to operate its business. On the Closing Date, each Credit Party and each Subsidiary is, or, upon the completion of all transactions contemplated by this Agreement, the Secured Debenture Purchase Agreement, the Restructuring Support Agreement and the Plan of Arrangement, will be Solvent.

4.18 MARGIN REGULATIONS; INVESTMENT COMPANY ACT

Neither the Parent Company nor any other Credit Party or Subsidiary is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company”, within the meaning of the U.S. Investment Company Act of 1940. Neither the Parent Company nor any other Credit Party or Subsidiary is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying “margin stock” as defined in Regulation T, U or X of the Board of Governors of the Federal Reserve System or any successor thereto (“Margin Stock”). No portion of the Obligations is secured directly or indirectly by Margin Stock.

4.19 COVENANTS OF THE CREDIT PARTIES

Until the Obligations are paid in full, or such other period as indicated below (including, without limitation, as provided in Article 7):

(a)

Securities Filings. The Parent Company will, within the required time, file with any applicable Securities Commission or other securities agency, any documents, reports and information, in the required form, required to be filed by applicable securities Laws in connection with the issuance of the Unsecured Debentures and the transactions contemplated by the Restructuring Support Agreement and the Plan of Arrangement, together with any applicable filing fees and other materials.

(b)

Other Information. The Parent Company will promptly deliver to the Unsecured Lenders such additional information regarding the business, legal, financial or corporate affairs of the Credit Parties or any of their respective subsidiaries, or compliance with the terms of the Transaction Agreements, as any Unsecured Lender may from time to time reasonably request. Within thirty (30) days after the end of each calendar month, the Parent Company shall provide to the Unsecured Lenders the same financial monthly information as the Parent Company’s management provides to the board of directors, which information will include, to the extent available, a consolidated balance sheet of the Parent Company and its subsidiaries as at the end of such month and the related consolidated statements of income or operations for such month and the portion of the fiscal year then ended, setting forth in comparative form, in each case, commencing with the month in which the Closing Date occurs, the figures for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, and statements of members’ equity for the current month and consolidated statement of cash flows for the portion of the fiscal year then ended, setting forth in each case in comparative form, commencing with the month in which the Closing Date occurs, the figures for the corresponding portion of the previous fiscal year, all in reasonable detail.

(c)

Notices. Promptly after an officer of any Credit Party or any Subsidiary has obtained knowledge thereof, notify the Unsecured Lenders in writing: (i) of the occurrence of any Event of Default occurring after the date hereof; (ii) of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect; (iii) of the filing or commencement of any action, suit, litigation or proceeding, whether at law or in equity by or before any Governmental Body, (1) against the Parent Company or any of the subsidiaries thereof that could reasonably be expected to result in a Material Adverse Effect or (2) with respect to any Transaction Agreement; and (iv) the institution of any steps by any Credit Party, any Subsidiary, or any member of the Controlled Group or any other Person to terminate any Pension Plan or any Canadian Pension Plan, or the failure of any Credit Party, any Subsidiary or any member of the Controlled Group or any other Person to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 303(k) of ERISA or Section 430(k) of the U.S. Tax Code) or to any Multiemployer Pension Plan or a failure to make a required contribution to or pay a due and owing assessment with respect to any Canadian Pension Plan under equivalent applicable Canadian federal or provincial Laws, or the taking of any action with respect to a Pension Plan which could reasonably be expected to result in the requirement that any Credit Party or any Subsidiary furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could reasonably be expected to result in the incurrence by any Credit Party or any Subsidiary of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of any Credit Party, any Subsidiary, or any member of the Controlled Group with respect to any post-retirement welfare plan benefit, or any notice that increased contributions may be required by a Credit Party, a Subsidiary or any member of the Controlled Group with respect to a Multiemployer Pension Plan to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Sections 412 or 431 of the U.S. Tax Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent. Each of the foregoing notices shall be accompanied by a written statement of an officer of the Parent Company (x) that such notice is being delivered pursuant to Sections 4.19(c)(i), (ii), (iii) or (iv) (as applicable) and (y) setting forth details of the occurrence referred to therein and stating what action the Parent Company has taken and propose to take with respect thereto.

(d)

Reporting Issuer. The Parent Company will continue to be a reporting issuer in good standing in each of the Qualifying Provinces, and the Parent Company will cause its Common Shares to continue to be listed for trading on the CSE or quoted on the OTC or such other exchange as the Requisite Unsecured Lenders may consent to in writing from time to time.

(e)

Books and Records; Inspections. The Parent Company will, and will cause each of its subsidiaries to: (i) maintain complete and accurate books and records and permit the Unsecured Lenders to have access to such books and records; (ii) permit, and cause each subsidiary to permit, the Unsecured Lenders to inspect the properties and operations of the Parent Company and each of its subsidiaries on reasonable advance notice and during normal business hours. The Parent Company shall permit and will cause each of its subsidiaries to permit up to one such inspection per fiscal quarter at the Credit Parties’ sole expense. If an Event of Default shall have occurred and be continuing, the Unsecured Lenders may conduct additional inspections in their sole discretion, each at the Parent Company’s sole expense.

(f)

Preservation of Existence; Maintenance of Properties. Except to the extent that failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Credit Party and each Subsidiary shall (i) preserve, renew and maintain in full force and effect its legal existence under the laws of the jurisdiction of its organization; (ii) take all reasonable action to maintain all rights, privileges (including its good standing where applicable in the relevant jurisdiction), Permits, Licenses and franchises necessary or desirable in the normal conduct of its business; and (iii) maintain, preserve and protect all of its material tangible or intangible properties and equipment necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and fire, casualty or condemnation excepted.

(g)

Maintenance of Insurance. Each Credit Party and each Subsidiary shall maintain with financially sound and reputable insurance companies, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance reasonable and customary for similarly situated Persons engaged in the same or similar businesses as the Credit Parties and Subsidiaries) as are customarily carried under similar circumstances by such other Persons. If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the National Flood Insurance Act of 1968 (as now or hereafter in effect or successor act thereto), then the Parent Company shall, or shall cause each Credit Party and Subsidiary to (1) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and (2) deliver to the Unsecured Lenders evidence of such compliance in form and substance reasonably acceptable to the Unsecured Lenders. Following the Closing Date, the Parent Company shall deliver to the Unsecured Lenders annual renewals of such flood insurance.

(h)

Payment of Taxes and Other Obligations. Except as disclosed in Schedule 4.16, each Credit Party and each Subsidiary shall pay, discharge or otherwise satisfy as the same shall become due and payable in the normal conduct of its business, all its obligations and liabilities in respect of Taxes imposed upon it or upon its income or profits or in respect of its property and other governmental charges against it or any of its property, as well as claims of any kind which, if unpaid, could become a Lien on any of its property, except, in each case, (i) to the extent any such Tax is being contested in good faith and by appropriate proceedings for which appropriate reserves have been established in accordance with GAAP or (ii) if such failure to pay or discharge such obligations and liabilities could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(i)

Compliance with Laws. Each Credit Party and each Subsidiary shall comply with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except if the failure to comply therewith could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(j)

Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Credit Party and each Subsidiary shall comply, and take all commercially reasonable actions to cause all lessees and other Persons operating or occupying its properties to comply with all applicable Environmental Laws and Environmental Permits; obtain, maintain and renew all Environmental Permits necessary for its operations and properties; and, in each case to the extent the Credit Parties or the Subsidiaries are required by Environmental Laws, conduct any investigation, remedial or other corrective action necessary to address Hazardous Materials at any property or facility in accordance with applicable Environmental Laws.

(k)	Employee Benefit Plans. The Parent Company shall:

(i)

Maintain, and cause each other Credit Party, each Subsidiary and each member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations;

(ii)	Make, and cause each other Credit Party, each Subsidiary and each member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan;

(iii)

Not, and not permit any other Credit Party, any Subsidiary or any member of the Controlled Group to (A) seek a waiver of the minimum funding standards of ERISA, (B) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (C) take any other action with respect to any Pension Plan that could reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (A), (B) and (C) individually or in the aggregate could not have a Material Adverse Effect; and

(iv)	Not, and not permit any other Credit Party or any Subsidiary to terminate any Canadian Pension Plan, unless such termination could not reasonably be expected to have a Material Adverse Effect.

(l)

Dividends. The Parent Company will not declare or pay any dividend or other distribution either in cash or in kind, except in connection with the ordinary cash management procedures between the Parent Company and its direct and indirect subsidiaries and affiliates or any intercompany dividends or distributions made that are consistent with past practice, provided that no such dividends or distributions shall be made to an entity that is not subject to the Liens in favour of the Secured Lenders and/or the Collateral Agent.

(m)

Redemptions; Prepayments. The Parent Company will not, and will not permit any of its subsidiaries to make an issuer bid or otherwise redeem any outstanding securities of the Parent Company or any of its subsidiaries, or prepay, redeem, purchase or otherwise satisfy prior to the scheduled maturity in any manner any Indebtedness, including, without limitation, the Secured Debentures, other than in accordance with the terms of the Transaction Agreements and the Secured Transaction Agreements (it being understood that payments of regularly scheduled principal and interest on Indebtedness permitted under Section 4.19(o) shall be permitted).

(n)

Liens. Other than and as permitted by the Transaction Agreements, none of the Credit Parties nor any of the Subsidiaries will create or permit to exist any Lien with respect to any assets now owned or hereafter acquired by any Credit Party or any Subsidiary, except the following Liens (herein collectively called the “Permitted Liens”): (a) Liens granted in connection with the acquisition of property after the date hereof and attaching only to the property being acquired, if the indebtedness secured thereby neither exceeds such property’s fair market value at the time of acquisition thereof nor exceeds $750,000 in the aggregate for the Parent Company and its Subsidiaries collectively at any one time outstanding, (b) Liens for taxes, set forth in Schedule 4.16, current taxes and duties, in each case not yet due or delinquent or for taxes being contested in good faith by appropriate proceedings, for which adequate reserves have been established in accordance with GAAP, (c) Liens imposed by law, such as mechanics’, workers’, materialmen’s, carriers’ or other like liens (excluding Liens arising under ERISA) (i) which arise in the ordinary course of business for sums not due or sums which the Parent Company is contesting in good faith by appropriate proceedings, for which adequate reserves have been established in accordance with GAAP, or (ii) which are set forth on Schedule 4.19(n), (d) Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other statutory obligations, (e) easements, rights of way, restrictions and other similar charges or encumbrances with respect to real property not interfering in any material respect with the ordinary conduct of the Business, (f) present or future zoning laws and ordinances or other laws and ordinances restricting the occupancy, use or enjoyment of real property, (g) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of business, (h) bankers Liens, rights of setoff and other similar Liens existing solely with respect to cash and cash equivalents on deposit in one or more accounts maintained by any Credit Party or any Subsidiary, in each case granted in the ordinary course of business in favour of the bank or banks with which such accounts are maintained, securing amounts owing to such bank with respect to cash management and other account arrangements; (i) Liens described in Schedule 4.19(n), (j) Liens in favour of lessors securing operating leases; (k) Liens in favour of the Secured Lenders or the Collateral Agent as security for the obligations under the Secured Transaction Agreements (and for certainty in the case of the principal component thereof, up to but not exceeding the Maximum Secured Principal Amount and such principal amount reducing thereafter for and on account of any principal payments received by the Secured Lenders from time to time); (l) Liens securing the MPX Obligations; and (m) Liens securing the New Jersey Debt.

(o)

Indebtedness. The Parent Company shall not incur, create, assume, become or be responsible in any manner, whether as debtor, obligor, guarantor, surety or otherwise, with respect to, or permit any of its subsidiaries to incur, create, assume, become or be liable in any manner, whether as debtor, obligor, surety or otherwise, with respect to, any Indebtedness at any one time outstanding, except (i) the Obligations, (ii) debt existing prior to the Closing Date as set forth on Schedule 4.19(o) or substantially similar replacement debt, with a term to maturity no earlier than the maturity date of the debt proposed to be replaced, (iii) liabilities for trade accounts and accrued expenses payable in the ordinary course of business, including amounts that are over 90 days past due of up to $1,000,000.00 (excluding fees and expenses of Company Advisors (as defined in the Plan of Arrangement) in connection with the Recapitalization Transaction or other advisors of the Credit Parties in connection with matters disclosed on Schedules 4.9(m) and 4.10(a) hereof, Deferred Professional Fees (as defined in the Secured Debenture Purchase Agreement), accrued and unpaid interest thereon and any other fees and expenses provided for under Article 17 of this Agreement and the Secured Debenture Purchase Agreement) in the aggregate at any given time, (iv) the MPX Obligations, (v) the New Jersey Debt; (vi) liabilities (other than rent, triple net rent expenses, and guarantees incurred in the ordinary course of business) incurred or provided under lease agreements in the ordinary course of business and on arm’s length terms consistent with market conditions, in an amount not to exceed $750,000 in the aggregate for the Parent Company and its Subsidiaries collectively at any one time outstanding; and (vii) the Secured Debentures (and for certainty the principal amount owing thereunder up to but not exceeding the Maximum Secured Principal Amount and such principal amount reducing thereafter for and on account of any principal payments received by the Secured Lenders from time to time) and other obligations under the Secured Transaction Agreements.

(p)

Investments. Except as disclosed in Schedule 4.19(p), the Parent Company shall not make or permit to exist any loans or advances to, or investments in, any other Person, except for (a) loans or advances to employees that do not, in the aggregate, exceeds $100,000 outstanding at any time, (b) investments in obligations of the United States of America and agencies thereof and obligations guaranteed by the United States of America maturing within one year from the date of acquisition, (c) certificates of deposit, time deposits or repurchase agreements issued by commercial banks organized under the laws of the United States of America (or any state thereof) and having a combined capital surplus, and undivided profits of not less than $250,000,000, by any other domestic depository institution if such certificates of deposit are fully insured by the Federal Deposit Insurance Corporation, or by any Canadian chartered bank whose deposits are insured by the Canada Deposit Insurance Corporation, (d) commercial paper, maturing not more than nine months from the date of issue, provided that, at the time of purchase, such commercial paper is rated not lower than “P-1” or the then-equivalent rating by Moody’s Lender’s Service or “A-1” or the then-equivalent rating by Standard & Poor’s Corporation or, if both such rating services are discontinued, by such other nationally recognized rating service or services, as the case may be, as the Parent Company shall select with the Requisite Unsecured Lenders’ consent, (e) bonds the interest on which is excludable from federal gross income under Section 103(a) of the U.S. Tax Code having a long-term rating of not less than “A” by Moody’s or S&P or a short term rating of not less than “M1G-1” or “P-1” by Moody’s or “A-1” by S&P, (f) investments in regulated money market funds invested in U.S. securities in amounts in the aggregate not exceeding $500,000 or (g) investments, loans or other advances described in reasonable detail in Schedule 4.19(p) in existence on the Closing Date.

(q)

Transactions with Affiliates. Except for the transactions described in Schedule 4.19(q), none of the Credit Parties nor any Subsidiaries shall enter into any transaction with any Affiliate that is not a subsidiary of the Parent Company, including, without limitation, the purchase, sale or exchange of property or the rendering of any service to any Affiliate that is not the Parent Company or one of its subsidiaries, except in the ordinary course of business consistent with past practices of the Business and on terms substantially as favorable to such Credit Party as would be obtainable by such Credit Party or Subsidiary at the time in a comparable arm’s-length transaction with a Person other than an Affiliate.

(r)

Permitted Subsidiary Change of Control Transactions. Except as set forth in Schedule 4.19(r), the Parent Company shall not, and shall not permit any Subsidiary to, enter into any Change of Control Transaction, or to make any filing or take any creditor protection action relating to the Parent Company or of its subsidiaries, including any action or filing under Debtor Relief Laws.

(s)

Solvency; No Comingling. Each Credit Party and each of their respective Subsidiaries shall be Solvent at all times from and after the Closing Date, assuming the completion of all transactions contemplated by this Agreement, the Secured Debenture Purchase Agreement, the Restructuring Support Agreement and the Plan of Arrangement. Each Credit Party and each of their respective Subsidiaries maintains a separate bank account, to the extent a bank account is reasonably necessary for the ordinary course business of such Credit Party or Subsidiary. None of the Credit Parties or their respective Subsidiaries shall comingle its assets with the assets of any other Person, and each Credit Party and their respective Subsidiaries shall maintain separate ownership of its assets and operate its business as a separate and distinct operation from any of its Affiliates and any other Person. Each Credit Party and each of their respective Subsidiaries shall separately maintain sufficient capital and liquid resources to operate its business.

(t)

Use of Proceeds. The Proceeds shall not be used for any purpose other than (i) any purpose set forth on Schedule 4.19(t), (ii) to pay fees, costs and expenses due and payable under the Transaction Agreements and the Secured Transaction Agreements, (iii) to pay other costs and expenses incurred in connection with the issuance of the Unsecured Debentures and in connection with the Plan of Arrangement and Restructuring Support Agreement generally, and (iv) for working capital and general corporate purposes.

(u)

Change in Nature of Business. The Parent Company shall not, nor shall the Parent Company permit any of the Subsidiaries to, directly or indirectly, engage in any material line of business substantially different from those lines of business conducted by the Credit Parties or the Subsidiaries on the Closing Date or any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

(v)

Changes to Certain Documents. The Parent Company shall not, nor shall it permit any of the Subsidiaries to amend, modify or change any material terms of any agreement, instrument or other document (i) between a Credit Party or a Subsidiary and any Person that is not a Credit Party and holds a License, (ii) between a Credit Party or a Subsidiary and an Affiliate of any Credit Party or Subsidiary, or (iii) constituting an organizational, governing or constating document of any Credit Party or any Subsidiary, in each case with respect to the foregoing clauses (i)-(iii) in a manner that could reasonably be expected to be, taken as a whole, adverse to the interests of any Unsecured Lender, without the prior written consent of the Requisite Unsecured Lenders.

(w)

Liquidity. The Credit Parties hereby covenant and agree that, unless the Requisite Unsecured Lenders provide their prior written consent, the Credit Parties and the Subsidiaries collectively will have, at all times while any Unsecured Debenture is outstanding, not less than $1,000,000 in unencumbered cash in the accounts of the Credit Parties and the Subsidiaries collectively or the account of the Issuer and such funds shall constitute an “asset” of the Parent Company for purposes of GAAP.

(x)

Limitation on Activities of the Parent Company. The Parent Company will not engage at any time in any business or business activity other than (i) ownership of the Equity Interests in the Issuer and the Subsidiaries, together with activities related thereto, (ii) performance of its obligations under and in connection with the Transaction Agreements, the Secured Transaction Agreements, and the other agreements contemplated hereby and thereby and the incurrence and performance of Obligations permitted to be incurred by it under Section 4.19(q), (iii) issuance of Equity Interests and activities in connection therewith and related thereto, (iv) capital markets activities, (v) activities expressly permitted or required hereunder and (vi) as otherwise required by Law.

(y)

Registration of Securities. The Parent Company shall provide written notice to the Unsecured Lenders at least thirty (30) days prior to the registration of any securities with the U.S. Securities and Exchange Commission or any other applicable securities commission and/or the filing of a prospectus or any other document with any Securities Commission in relation to the distribution of a security by the Parent Company.

(z)

Asset Dispositions. Except as set forth in Schedule 4.19(z) or as otherwise specifically permitted under this Agreement or any other Transaction Agreement, no Credit Party shall sell, lease, assign, transfer or otherwise dispose of any of its assets, including any disposition of its capital stock, whether now owned or hereafter acquired, except for dispositions of assets in the ordinary course of business consistent with past practice.

(aa)

Board Observer. The Unsecured Lenders are and shall be irrevocably and unconditionally (subject to the express terms hereof) granted the right to appoint one non-voting observer to the Parent Company’s board of directors (an “Observer”). The identity of the Observer will be determined by those Unsecured Lenders holding at least 50.1% of the principal amount of the Unsecured Debentures held by Unsecured Lenders collectively. The Observer shall be provided with notice of, and relevant materials to be considered at, all meetings of the board of directors of the Parent Company (and all subcommittees thereof) and shall be entitled to attend and participate (other than voting) in all meetings of the Parent Company’s board of directors (and all subcommittees thereof); provided, however, that the Observer will be subject to the same obligations of confidentiality to which all of the Parent Company’s board members are subject, and the Unsecured Lenders acknowledge and agree that the Observer shall each recuse himself/herself from any portion of any meeting that pertains to the Unsecured Lenders or their respective affiliates (other than in respect of the Unsecured Debentures). The Observer may participate in the discussions of matters brought to the Parent Company’s board of directors provided that such Observer shall have no voting rights. The Observer shall also be entitled to the same indemnification, insurance and other protections to which the other members of the Parent Company’s board are entitled. The Parent Company shall reimburse the Observer for the reasonable out-of-pocket expenses incurred by such Observer in connection with satisfying his or her role as Observer, up to a maximum amount of $25,000 in any 12-month period, unless otherwise agreed in writing between the Parent Company and an Observer. The Requisite Unsecured Lenders may replace the Observer with a different Observer at any time in their sole discretion by providing written notice thereof to the Parent Company. Each Observer shall enter into a customary form of board observer agreement with the Parent Company and the Collateral Agent prior to, concurrently with, or as soon as practicable after the appointment as an Observer.

ARTICLE 5

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE UNSECURED LENDERS

Each Unsecured Lender represents and warrants as of the date hereof, and covenants to the Parent Company, and acknowledges that the Parent Company is relying upon the following representations, warranties and covenants in connection with the transactions contemplated hereby:

5.1 ENTITY POWER

Such Unsecured Lender has the power and capacity to enter into, and to perform its obligations under each of the Transaction Agreements to which it is a party.

5.2 AUTHORIZATION

Each of the Transaction Agreements to be executed and delivered by such Unsecured Lender has been duly authorized, executed and delivered by such Unsecured Lender and constitutes a valid and binding obligation of such Unsecured Lender enforceable against it in accordance with its terms subject, however, to the customary limitations with respect to Debtor Relief Laws and with respect to the availability of equitable remedies.

5.3 NO CONTRAVENTION

Neither the entering into nor the delivery of the Transaction Agreements to be executed and delivered by such Unsecured Lender nor the performance by such Unsecured Lender of any of its obligations under the Transaction Agreements will contravene, breach or result in any default under, or result in the creation of any lien or encumbrance under, or relieve any Person from its obligations under:

(a)	the organizational documents of such Unsecured Lender;

(b)	any mortgage, lease, contract, other legally binding agreement, instrument, licence or permit, to which such Unsecured Lender is a party or by which it may be bound; or

(c)	any applicable Law, statute, regulation, rule, order, decree, judgment, injunction or other restriction of any Governmental Body to which such Unsecured Lender is subject.

5.4 SECURITIES MATTERS

(a)

In the case of a subscription for the Unsecured Debentures as trustee or agent, such Unsecured Lender is the duly authorized trustee or agent of the disclosed beneficial purchaser with due and proper power and authority to execute and deliver, on behalf of each such beneficial purchaser, the Transaction Agreements, to agree to the terms and conditions herein and therein set out and to make the representations, warranties, acknowledgements and covenants herein and therein contained, all as if each such beneficial purchaser were the purchaser and such Unsecured Lender’s actions as trustee or agent are in compliance with applicable Law and such Unsecured Lender and each beneficial purchaser acknowledges that the Parent Company is required by Law to disclose to certain regulatory authorities the identity of each beneficial purchaser of Unsecured Debentures for whom it may be acting.

(b)

Such Unsecured Lender acknowledges that none of the Unsecured Debentures have been or will be registered under the U.S. Securities Act or any applicable state securities Laws and will be issued by the Issuer in reliance on the Section 3(a)(10) Exemption. Solely with respect to affiliates of the Parent Company or Issuer, the Unsecured Debentures may be deemed “restricted securities” within the meaning of Rule 144 under the U.S. Securities Act and therefore may not be offered or sold by it, directly or indirectly, in the United States without registration under United States securities Laws, except in limited circumstances, and the Unsecured Lender understands that the Unsecured Debentures may each contain a legend in respect of such restrictions.

(c)

The delivery of this Agreement, the acceptance of it by the Parent Company and the Issuer and the issuance of the Unsecured Debentures, to the Unsecured Lender complies with all applicable Laws of the Unsecured Lender’s domicile and all other applicable Laws and will not cause the Parent Company or the Issuer to become subject to or comply with any disclosure, prospectus or reporting requirements under any such applicable Laws.

(d)

Such Unsecured Lender acknowledges and agrees that it has been notified by the Parent Company (i) of the delivery to the OSC of personal information pertaining to the Unsecured Lender including, without limitation, the full name, address and telephone number of the Unsecured Lender, the number and type of securities acquired and the total purchase price paid in respect of the Unsecured Debentures, (ii) that this information is being collected indirectly by the OSC under the authority granted to it in securities Laws, (iii) that this information is being collected for the purposes of the administration and enforcement of the securities Laws of Ontario, and (iv) that the title, business address and business telephone number of the public official in Ontario who can answer questions about the OSC’s indirect collection of the information is the Administrative Assistant to the Director of Corporate Finance, the Ontario Securities Commission, Suite 1903, Box 55, 20 Queen Street West, Toronto, Ontario M5H 3S8, Telephone: (416) 593-8086, Facsimile: (416) 593-8252, and (v) the Unsecured Lender hereby authorizes the indirect collection of the information by the OSC.

(e)	Such Unsecured Lender acknowledges and agrees that:

(i)

the Parent Company has advised such Unsecured Lender, that the Parent Company is relying on an exemption from the requirements to provide such Unsecured Lender with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Ontario) and other applicable securities Laws and, as a consequence of acquiring the Unsecured Debentures pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Ontario) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to them; and

(ii)

the Transaction Agreements require it to provide certain Personal Information to the Parent Company. Such information is being collected and will be used by the Parent Company for the purposes of completing the proposed issuance of the Unsecured Debentures, which includes, without limitation, determining such Unsecured Lender’s eligibility to acquire such securities under applicable Laws and preparing and registering certificates representing the Unsecured Debentures. Each Unsecured Lender agrees that its Personal Information may be disclosed by the Parent Company to: (A) applicable securities regulatory authorities, (B) the Parent Company’s registrar and transfer agent, if any, and (C) any of the other parties involved in the proposed transaction, including legal counsel, and may be included in record books in connection with the transaction. In addition, such Unsecured Lender acknowledges, agrees and consents to the collection, use and disclosure of Personal Information by the Parent Company for corporate finance and shareholder communication purposes or such other purposes as are necessary to the Parent Company’s Business.

5.5 APPLICATION OF PROCEEDS

The Unsecured Lenders hereby agree that all payments received from the Issuer or any Credit Party under the Unsecured Debentures shall be applied in the following order of priority (the “Application of Payments Provision”):

FIRST, to the payment of costs and expenses of the Unsecured Lenders in connection with its exercise of remedies and enforcing or collecting the Obligations;

SECOND, to the payment of costs and expenses of the Unsecured Lenders in connection with their rights, the exercise of remedies, and enforcing or collecting the Obligations, ratably in respect of the principal amount of Unsecured Debentures then held by each such Unsecured Lender;

THIRD, to the payment of accrued but unpaid interest with respect to the Unsecured Debentures (excluding interest which has been added to the principal amount thereof, in accordance with its terms), ratably in respect of the principal amount of Unsecured Debentures then held by the Unsecured Lenders; and

FOURTH, to the payment of the outstanding principal amount of the Unsecured Debentures then outstanding, ratably in respect of the principal amount of Unsecured Debentures then held the Unsecured Lenders.

Each Credit Party agrees to make payments under the Unsecured Debentures in accordance with the foregoing Application of Payments Provision. To the extent any Unsecured Lender receives any payment under the Unsecured Debentures which does not comply with the foregoing Application of Payments Provision, such Unsecured Lender shall segregate and hold such payment in trust for the benefit of, and immediately pay over to, the other Unsecured Lenders, to be applied in accordance with the Application of Proceeds Provision, in the same form as received, with any necessary endorsements. Each Unsecured Lender hereby authorizes the foregoing payment provisions, and such authorization is irrevocable and coupled with an interest.

ARTICLE 6

EVENTS OF DEFAULT

6.1 EVENT OF DEFAULT

Each of the following shall constitute an “Event of Default” under this Agreement.

(a)

Nonpayment of Loans and Other Liabilities. Default in the payment (i) when due of principal of any Unsecured Debenture, or (ii) of any interest or any fees or any other amounts payable by any Credit Party to any Unsecured Lender hereunder or in the payment of any other Obligations due from any Credit Party to any Unsecured Lender, in each case under this subclause (ii) within three (3) Business Days of being due.

(b)	Granting of Security. Any Credit Party or any Subsidiary grants any Lien other than a Permitted Lien.

(c)

Nonpayment of Other Indebtedness. Default (after giving effect to any notice and cure periods) with respect to any Indebtedness of the Parent Company or any of its subsidiaries (x) under or pursuant to the Secured Transaction Agreements or (y) otherwise in excess of $500,000 which has not been effectively cured or waived and the obligee of such Indebtedness has the right to accelerate the maturity of the Indebtedness; or default with respect to any other obligations or Indebtedness of the Parent Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect and which has not been effectively cured or waived; or acceleration of the payment of any Indebtedness subordinate to the Obligations, and the obligee with respect thereto has the right to accelerate the maturity of such other Indebtedness, in each case under subclause (y) of this Section 6.1(c) only, if such default remains uncured for ten (10) Business Days.

(d)

Other Material Obligations. Default (after giving effect to any notice and cure periods) in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, the Parent Company with respect to any material purchase or lease of goods or services in excess of $500,000 or which could reasonably be expected to have a Material Adverse Effect (except only to the extent that the Parent Company is contesting the existence of any such default in good faith and by appropriate proceedings), in each case under this Section 6.1(d), if such default remains uncured for ten (10) Business Days.

(e)

Bankruptcy or Insolvency. The Parent Company or any of its subsidiaries files or has filed against it any action under any Debtor Relief Law, or the Parent Company or any of its subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, administrator, administrative receiver or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for forty five (45) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for forty five (45) calendar days, or an order for relief is entered in any such proceeding.

(f)

Representations and Warranties. Any representation or warranty made by any Credit Party in any Transaction Agreement is breached or was false or misleading in any material respect when made, or any schedule, certificate, financial statement, report, notice, or other writing furnished to any Unsecured Lender or by any Credit Party is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

(g)

Transaction Agreements. (i) The Parent Company or any Credit Party shall fail to comply with or to perform in any material respect any provision of any of the Transaction Agreements to which it is a party and such failure shall continue beyond any applicable grace or cure period; or any of the Transaction Agreements shall fail to remain in full force and effect except as expressly provided therein, or any action by any Person other than a Credit Party shall be taken to assert the unenforceability or invalidity of any of the Transaction Agreements, in each case under this Section 6.1(g)(i), if such default remains uncured for ten (10) Business Days; or (ii) any action by a Credit Party shall be taken to assert the unenforceability or invalidity of any of the Transaction Agreements.

(h)	Intentionally Omitted.

(i)

Judgments. There shall be entered against any Credit Party or any Subsidiary one or more judgments or decrees in excess of $500,000 in the aggregate at any one time outstanding for any one or more of such Credit Parties or any Subsidiary or could reasonably be expected to result in a Material Adverse Effect, excluding those judgments or decrees (i) that shall have been stayed, vacated or bonded within thirty (30) days after such judgment or decree has been entered, (ii) that shall have been outstanding less than thirty (30) days from the entry thereof, (iii) for and to the extent to which such Credit Party or applicable Subsidiary is insured and with respect to which the insurer specifically has assumed responsibility in writing (and without any reservation of rights) or (iv) for and to the extent to which the Parent Company is otherwise indemnified if the terms of such indemnification are reasonably satisfactory to the Requisite Unsecured Lenders.

(j)

Notice of Tax Lien, Levy, Seizure or Attachment. Except for matters that exist as of the Closing Date or may exist as a result of unpaid state or federal taxes owed as of the Closing Date, which, in each case, are disclosed on Schedule 4.16, a notice of Lien, levy or assessment is filed of record with respect to all or any portion of any assets of any Credit Party or any of its subsidiaries by the United States or Canada, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including, without limitation, the IRS or the PBGC, or any taxes or debts owing to any of the foregoing becomes a Lien or encumbrance upon all or any portion of the assets of any Credit Party or any of its subsidiaries, or the making or any attempt by any Person to make any levy, seizure or attachment upon any of the assets of a Credit Party or any of its subsidiaries (except only to the extent that such Credit Party or such subsidiary is contesting such notice in good faith and by appropriate proceedings), in each case under this Section 6.1(j), if such default remains uncured for ten (10) Business Days.

(k)

Inability to Conduct Business and De-Listing. If: (i) the Parent Company or any of its subsidiaries is enjoined, restrained, or in any way prevented by the order of any court or any administrative or regulatory agency from conducting all or any part of its business affairs or loses or has its License revoked, or (ii) hereafter the Common Shares of the Parent Company cease to be traded on the CSE or such other exchange as the Requisite Unsecured Lenders may consent to in writing from time to time, or (iii) hereafter, any cease trade order is obtained from any Governmental Body causing the Parent Company to de-list or ordering the cessation of trading of the Common Shares or precluding the Parent Company from completing an offering of Common Shares (or precluding any Person from completing a secondary offering of Common Shares of the Parent Company) and listing such Common Shares on the CSE or such other exchange as the Requisite Unsecured Lenders may consent to in writing from time to time.

(l)

Dissolution of the Parent Company or any Subsidiary. The Parent Company or any Subsidiary involuntarily dissolves or is involuntarily dissolved, or involuntarily terminates its existence or involuntarily has its existence terminated, except for those disclosed on Schedule 4.2.

(m)

Change of Control. Except as set forth on Schedule 4.19(r), the occurrence of any Change of Control Transaction unless the Requisite Unsecured Lenders shall have consented to such Change of Control Transaction in writing (which consent shall be made or withheld in the Requisite Unsecured Lenders’ sole discretion), unless such Change of Control Transaction occurs after the date that is three years from the Closing Date and provides for the Obligations to be paid in full in which case no consent shall be required.

(n)	Material Adverse Effect. A Material Adverse Effect exists or occurs and is continuing.

(o)

Pension Plans. (i) Institution of any steps by any Person to terminate a Pension Plan or a Canadian Pension Plan if as a result of such termination any Credit Party or any Subsidiary could reasonably be required to make a contribution to such Pension Plan, or could reasonably incur a liability or obligation to such Pension Plan, in excess of $250,000; (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) ERISA or Section 430(k) of the U.S. Tax Code on the assets of any Credit Party or any Subsidiary or any member of the Controlled Group; (iii) a failure to meet the contribution or other assessment requirements under applicable Canadian federal or provincial Laws with respect to any Canadian Pension Plan; or (iv) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Credit Party or any Subsidiary or any member of the Controlled Group have incurred on the date of such withdrawal) and as to which any Credit Party or any Subsidiary is liable for under ERISA exceeds $250,000.

6.2 ACCELERATION

Upon the occurrence and during the continuance of an Event of Default specified in Section 6.1, all outstanding amounts of principal owing under the Unsecured Debentures and all accrued and unpaid interest on the Unsecured Debentures, and all other amounts owed to the Unsecured Lenders under this Agreement and the Transaction Agreements, shall thereupon become immediately due and payable without presentment, demand, protest, or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Transaction Agreements to the contrary notwithstanding. In addition, upon and during the continuation of an Event of Default, the interest rate under the Unsecured Debentures shall increase by three percent (3%) per annum.

6.3 RIGHTS AND REMEDIES, SUBORDINATION AND STANDSTILL

(a)

If any Event of Default shall occur and be continuing then each Unsecured Lender shall have all rights now or hereafter existing under all other applicable Laws, and, subject to any mandatory requirements of applicable Law then in effect, shall have all the rights set forth in this Agreement, the other Transaction Agreements or in any other agreement or document between the parties hereto. No enumeration of rights in this Section 6.3 or anywhere else in this Agreement or in any other agreement or document between the parties hereto shall be construed to in any way limit the rights or remedies of any Unsecured Lender. If any Event of Default described in Section 6.1(e) shall occur, the Obligations shall become immediately and automatically due and payable without presentment, demand, protest or notice of any kind.

(b)

In addition to any rights and remedies of the Unsecured Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Unsecured Lender and its Affiliates is authorized at any time and from time to time, without prior notice to the Parent Company, any such notice being waived by the Parent Company (on its own behalf and on behalf of each Credit Party) to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other obligations at any time owing by, such Unsecured Lender and its Affiliates to or for the credit or the account of the respective Credit Parties against any and all Obligations owing to such Unsecured Lender and its Affiliates hereunder or under any other Transaction Agreement, now or hereafter existing, irrespective of whether or not such Unsecured Lender or Affiliate shall have made demand under this Agreement or any other Transaction Agreement and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness. Each Unsecured Lender agrees promptly to notify the Parent Company and each other Unsecured Lender after any such set off and application made by such Unsecured Lender; provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Unsecured Lenders under this Section 6.3(b) are in addition to other rights and remedies (including other rights of setoff) that the Unsecured Lenders may have.

(c)

Notwithstanding anything to the contrary in this Agreement or any other Transaction Agreement, the Unsecured Lenders acknowledge and agree that the Obligations are expressly subordinated in right of payment to the prior payment in full of the “Obligations” as defined in the Secured Debenture Purchase Agreement (and for certainty in respect of the principal component thereof, up to but not exceeding the Maximum Secured Principal Amount and any capitalized interest, and such principal amount reducing thereafter for and on account of any principal payments received by the Secured Lenders from time to time), (collectively referred to in this Section 6.3(c) as the “Senior Indebtedness”). By accepting the Unsecured Notes, each Unsecured Lender, for itself and its successors and assigns, expressly for the benefit of the present and future holders of Senior Indebtedness, agrees to and shall be bound by the provisions of this Section 6.3(c).

(i)

Notwithstanding anything contained herein to the contrary but in all cases subject to the third sentence in Section 6.1(c)(i), so long as any Senior Indebtedness is outstanding, the Unsecured Lenders shall not take any enforcement action or similar actions to enforce remedies under any Transaction Agreement until 90 days after the Unsecured Lenders shall have given notice to the Collateral Agent of the occurrence of an Event of Default (the “Standstill Period”). No payment on account of the principal or interest of the Obligations shall be made, and the Unsecured Lenders shall not be entitled to receive any such payment of principal or interest, if, at the time of such payment or application or immediately after giving effect thereto (A) any default or any condition, event or act, which with notice or lapse of time, or both, would constitute a default, exists under any Secured Transaction Agreement, or (B) such payment would itself constitute a default or an event of default under any Secured Transaction Agreement, unless and until such default or event of default shall have been cured or waived or cease to exist. Notwithstanding anything to the contrary in this Section 6.3(c), at any time during the Standstill Period, the Unsecured Lenders may (1) demand payment of the Obligations and file and defend proofs of claim against the Parent Company or Issuer in any action under any Debtor Relief Law involving Parent Company or Issuer, (2) file any necessary or responsive defensive pleadings, including any such pleadings required to toll any applicable statute of limitations, (3) send or deliver to Parent Company or Issuer a notice of a default, and (4) make submissions in any proceedings including under Debtor Relief Laws and file any pleadings to object to actions taken or proposed to be taken in any such proceedings. Notwithstanding anything contained herein to the contrary, the Standstill Period shall be deemed to be terminated if (y) the Requisite Secured Lenders (as defined in the Secured Debenture Purchase Agreement) have consented to such termination in writing or (z) the Collateral Agent has failed to take any enforcement or remedial action, including delivery of any notice, claim or demand to any Credit Party, with respect to the Event of Default of which the Unsecured Lenders have provided notice within 30 days of such notice.

(ii)

In the event of any action under any Debtor Relief Law relative to the Parent Company, Issuer or to their respective creditors, as such, or to their respective property, or in the event of any proceedings for voluntary liquidation, dissolution, or other winding up of the Parent Company or Issuer, whether or not involving insolvency or bankruptcy, the Secured Lenders shall be entitled to receive payment in full of all principal, premium, if any, and interest on all Senior Indebtedness (pro rata to such Secured Lenders on the basis of the respective amounts of Senior Indebtedness held by such Secured Lenders) before any Unsecured Lender is entitled to receive any payment on account of principal or interest of the Obligations and to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property or securities (other than equity of the Parent Company or Issuer, as applicable as reorganized or readjusted or securities of the Parent Company, Issuer or any other entity provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Indebtedness which may at the time be outstanding) which may be payable or deliverable in any such proceedings in respect of the Senior Indebtedness.

(iii)

If, notwithstanding the foregoing, any payment or distribution of assets of the Parent Company or Issuer, whether in cash, property or securities (other than equity of the Parent Company or Issuer, as applicable, as reorganized or readjusted or securities of the Parent Company, Issuer or any other entity provided for by a plan of reorganization or readjustment, the payment of which is subordinated to the payment of all Senior Indebtedness which may at the time be outstanding) shall be received by any Unsecured Lender contrary to the provisions of this Section 6.3(c) before all Senior Indebtedness is paid in full, or provision made for its payment in cash, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the Secured Lenders or their representative(s), or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness after giving effect to any concurrent payment or distribution, or provision for payment thereof in cash, to the Secured Lenders.

(iv)

No right of any present or future Secured Lender to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by the noncompliance by the Parent Company, Issuer or any of their respective subsidiaries with the terms, provisions and covenants of the Transaction Agreements regardless of any knowledge thereof which any such holder may have or otherwise be charged with. Nothing contained in this Section 6.3(c) or elsewhere in this Agreement or other Transaction Agreements is intended to or shall impair, as between the Parent Company, Issuer, or their respective creditors other than the Secured Lenders, and the Unsecured Lenders, the obligations of the Parent Company and Issuer, which is absolute and unconditional, to pay to the Unsecured Lenders the principal and accrued interest of the Obligations in accordance with the Transaction Agreements, or is intended to or shall affect the relative rights of the Unsecured Lenders and the creditors of the Parent Company or Issuer other than the Secured Lenders.

ARTICLE 7

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS, INDEMNITIES AND AGREEMENTS

Subject to the terms and conditions of this Article 7, all representations and warranties, indemnities and agreements of the parties hereto contained in this Agreement and in all certificates and documents delivered pursuant to or contemplated by this Agreement, shall survive the date hereof and shall continue until the Obligations are paid in full, at which time they shall expire and cease to be of any further force or effect, provided, however, that (a) a claim for any breach of any of the representations and warranties contained in this Agreement or in any certificate or document delivered pursuant to or contemplated by this Agreement involving fraud or fraudulent misrepresentation (as determined by a court of competent jurisdiction) or involving a representation and warranty which the Parent Company knew to be false or incomplete shall survive and continue in full force and effect without limitation of time and (b) all obligations for indemnification and reimbursement of fees and expenses payable hereunder to any Unsecured Lender shall survive the payment in full of the Obligations.

The parties hereto hereby acknowledge that if notice regarding any matter contemplated in this Article 7 is given by any party hereto, acting in good faith, to the others of them within the relevant time period specified in this Article 7, and if before such matter has been fully dealt with pursuant to this Agreement, the relevant time period would expire, the time period in question shall be deemed to be extended (with respect to such matter only) until such matter has been fully dealt with pursuant to this Agreement.

ARTICLE 8

GUARANTEE

8.1 THE GUARANTEE

The Parent Company hereby guarantees, as a primary obligor and not as a surety, to the Unsecured Lenders and their respective successors and permitted assigns, the prompt payment in full in cash when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations (such Obligations as guaranteed being herein collectively called the “Guaranteed Obligations”). The Parent Company hereby agrees that if the Issuer shall fail to pay in full in cash when due (whether at stated maturity, by acceleration or otherwise) any of the Guaranteed Obligations, the Parent Company will promptly pay the same in full in cash, without any demand or notice whatsoever, and that in the case of any extension of time of payment or renewal of any of the Guaranteed Obligations, the same will be promptly paid in full in cash when due (whether at stated maturity, by acceleration or otherwise) in accordance with the terms of such extension or renewal.

8.2 OBLIGATIONS UNCONDITIONAL

(a)

The obligations of the Parent Company under Section 8.1 shall constitute a guaranty of payment and not merely of collection and, to the fullest extent permitted by Law, are absolute, irrevocable and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of the Guaranteed Obligations of the Issuer under this Agreement, or any other agreement or instrument referred to herein or therein, or any substitution, release or exchange of any other guarantee of or security for any of the Guaranteed Obligations, and irrespective of any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge or defense of a surety or the Parent Company (except for payment in full in cash). Without limiting the generality of the foregoing, to the fullest extent permitted by Law, it is agreed that the occurrence of any one or more of the following shall not alter or impair the liability of the Parent Company hereunder, which shall remain absolute, irrevocable and unconditional under any and all circumstances as described above:

(i)

at any time or from time to time, without notice to the Parent Company, the time for any performance of or compliance with any of the Guaranteed Obligations shall be extended, or such performance or compliance shall be waived;

(ii)

any of the acts mentioned in any of the provisions of this Agreement or any other Transaction Agreement, if any, or any other agreement or instrument referred to herein or therein shall be done or omitted; or

(iii)

the maturity of any of the Guaranteed Obligations shall be accelerated, or any of the Guaranteed Obligations shall be amended in any respect, or any right under the Transaction Agreements or any other agreement or instrument referred to herein or therein shall be amended or waived in any respect or any other guarantee of any of the Guaranteed Obligations or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with.

(b)

The Parent Company hereby expressly waives, to the fullest extent permitted by applicable Law, diligence, presentment, demand of payment, protest and all notices whatsoever, and any requirement that the Unsecured Lenders must exhaust any right, power or remedy or proceed against the Issuer under this Agreement or any other Transaction Agreement, if any, or any other agreement or instrument referred to herein or therein, or against any other Person under any other guarantee of, or security for, any of the Guaranteed Obligations. The Parent Company waives any and all notice of the creation, renewal, extension, waiver, termination or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Unsecured Lenders upon this Guarantee or acceptance of this Guarantee, and the Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guarantee, and all dealings between the Issuer and the Unsecured Lenders shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guarantee.

(c)

This Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to any right of offset with respect to the Guaranteed Obligations at any time or from time to time held by the Unsecured Lenders, and the obligations and liabilities of the Parent Company hereunder shall not be conditioned or contingent upon the pursuit by the Unsecured Lenders or any other Person at any time of any right or remedy against the Issuer, the Parent Company or any other Person which may be or become liable in respect of all or any part of the Guaranteed Obligations or right of offset with respect thereto.

(d)

This Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Parent Company and the successors and assigns thereof, and shall inure to the benefit of the Unsecured Lenders, and its respective successors and assigns, notwithstanding that from time to time during the term of the Unsecured Debentures there may be no Guaranteed Obligations outstanding.

8.3 REINSTATEMENT

The obligations of the Parent Company under this Article 8 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of the Issuer in respect of the Guaranteed Obligations is rescinded or must be otherwise restored by any holder of any of the Guaranteed Obligations, whether as a result of any bankruptcy, insolvency, receivership, reorganization or other similar proceeding.

8.4 SUBROGATION

The Parent Company hereby agrees that until the payment and satisfaction in full in cash of all Guaranteed Obligations (other than inchoate or contingent or reimbursable obligations for which no claim has been asserted) and the expiration and termination of this Agreement it shall not exercise any right or remedy, direct or indirect, arising by reason of any performance by it of its guarantee in Section 8.1, whether by subrogation, contribution, reimbursement or otherwise, against the Issuer or the Parent Company of any of the Guaranteed Obligations.

8.5 REMEDIES

The Parent Company agrees that, as between the Parent Company and the Unsecured Lenders, the Obligations of the Issuer under this Unsecured Debenture, if any, may be declared to be forthwith due and payable as provided in this Agreement and for purposes of Section 8.1, notwithstanding any stay, injunction or other prohibition preventing such declaration (or such Obligations from becoming automatically due and payable) as against the Issuer and that, in the event of such declaration (or such Obligations being deemed to have become automatically due and payable), the Guaranteed Obligations (whether or not the Obligations are due and payable by the Issuer) shall forthwith become due and payable by the Parent Company for purposes of Section 8.1.

8.6 INSTRUMENT FOR THE PAYMENT OF MONEY

The Parent Company acknowledges that the guarantee in this Article 8 constitutes an instrument for the payment of money, and consents and agrees that each of the Unsecured Lenders, at its sole option, in the event of a dispute by the Parent Company in the payment of any moneys due hereunder, shall have the right to bring a motion-action under New York CPLR Section 3213.

8.7 CONTINUING GUARANTEE

The guarantee in this Article 8 is a continuing guarantee of payment and not merely of collection, and shall apply to all Guaranteed Obligations whenever arising.

8.8 GENERAL LIMITATION ON GUARANTEE OBLIGATIONS

In any action or proceeding involving any state corporate limited partnership or limited liability company Law, or any applicable state, federal or foreign bankruptcy, insolvency, reorganization or other Law affecting the rights of creditors generally, if the obligations of the Parent Company under Section 8.1 would otherwise be held or determined to be void, voidable, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under Section 8.1 then, notwithstanding any other provision to the contrary, the amount of such liability shall, without any further action by the Parent Company, the Unsecured Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

ARTICLE 9

INDEMNIFICATION

9.1 INDEMNIFICATION BY THE CREDIT PARTIES

(a)

To the fullest extent permitted by law, in consideration of the execution and delivery of this Agreement by the Unsecured Lenders, the Credit Parties hereby jointly and severally agree to indemnify, exonerate and hold each Unsecured Lender and each of their respective directors, officers, shareholders, managers, employees, partners, consultants, agents and their respective heirs, successors and assigns (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, damages, expenses and liabilities, including legal fees (collectively, a “Loss”), incurred by such Indemnified Party as a result of, or arising out of, or relating to: (i) any tender offer, merger, purchase of equity interests, purchase of assets or other similar transaction financed or proposed to be financed in whole or in part, directly or indirectly, with the Proceeds, (ii) the use, handling, release, emission, discharge, transportation, storage, treatment or disposal of any Hazardous Materials at any property owned or leased by any Credit Party or any Subsidiary, (iii) any violation of any Environmental Laws with respect to conditions at any property owned or leased by any Credit Party or any Subsidiary or the operations conducted thereon, (iv) the investigation, cleanup or remediation of offsite locations at which any Credit Party or any Subsidiary or their respective predecessors are alleged to have directly or indirectly disposed of Hazardous Materials or (v) the execution, delivery, performance or enforcement of any Transaction Agreement by the Unsecured Lenders (or any one or more of them), in each case with respect to clauses (i)-(v) except to the extent any such Loss results from the Indemnified Party’s own gross negligence or willful misconduct or the reduction of Indebtedness owing by the Credit Parties to the Unsecured Lenders in accordance with the Plan of Arrangement (the “Indemnified Liabilities”). If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Credit Party hereby jointly and severally agrees to make the maximum contribution to the payment and satisfaction of each Loss which is permissible under applicable law. All Obligations provided for in this Section 9.1 shall survive repayment of the Obligations, assignment of the Unsecured Debentures (or any one or more of them), and termination of this Agreement.

(b)

For purposes of this Section 9.1, the determination of any Loss for indemnification hereunder shall take into account the net effect of each of the following on the Indemnified Parties as it relates to each particular indemnity payment, if and as applicable: (i) the decrease in value, if any from such indemnification claim in the Unsecured Debentures; (ii) insurance proceeds which the Unsecured Lender received in respect of such matter; and (iii) indemnity payments which the Unsecured Lender received from parties other than the Credit Parties hereunder in respect of such matter.

(c)	The foregoing obligations shall survive the payment in full of the other Obligations.

9.2 PAYMENTS UNDER THE UNSECURED DEBENTURES

Any payment or distribution by the Parent Company or the Issuer to any Unsecured Lender under the Unsecured Debentures for principal or interest, shall not be subject to any deduction, withholding or offset for any reason whatsoever except to the extent required by Law, and the Issuer represents that to its best knowledge no deduction, withholding or offset is so required for any Tax or any other reason. Notwithstanding any term or provision of any Transaction Agreement to the contrary, if it shall be determined that any payment (other than a payment dealt with under Section 9.1(a)) by the Parent Company or the Issuer to or for the benefit of any Unsecured Lender pursuant to the terms of any Transaction Agreement, whether for principal, interest or otherwise and whether paid or payable or distributed or distributable, actual or deemed, would be or is subject to any deduction, withholding or offset due to any Tax, then the Parent Company or the Issuer, as the case may be, shall, in addition to all sums otherwise payable, pay to such Unsecured Lender an additional payment in cash so that after any required withholding or the making of all required deductions (including withholding and deductions applicable to additional sums payable under this Section 9.2), the applicable Unsecured Lender receives an amount equal to the sum it would have received had no such withholding or deduction been made. The Parent Company or the Issuer, as the case may be, shall timely remit the full amount withheld or deducted to the applicable Governmental Body and shall provide evidence of such payment to the relevant Unsecured Lenders within thirty (30) days of making such payment.

9.3 NOTICE OF CLAIM

If an Unsecured Lender becomes aware of a Loss in respect of which indemnification is provided for pursuant to Section 9.1, such Unsecured Lender shall give written notice of the Loss to the Parent Company within 60 days of becoming aware of such Loss. Such notice shall specify whether the Loss arises as a result of a claim by a Person against such Unsecured Lender or whether the Claim does not so arise, and shall also specify with reasonable particularity (to the extent that the information is available): (a) the factual basis for the claim; and (b) the amount of the Loss, if known.

9.4 THIRD PARTY CLAIMS

If any legal proceedings shall be instituted or any claim is asserted by any non-affiliated third party in respect of which any of the Indemnified Parties may be entitled to indemnity hereunder, any Unsecured Lender shall give the Parent Company written notice in accordance with Section 9.3 and Article 18. Such Unsecured Lender shall have the right, at its option and expense, to participate in the defence of such a proceeding or claim and, at its option, to control the defence, negotiation or settlement thereof.

ARTICLE 10

FURTHER ASSURANCES

Each of the parties hereto shall promptly do, make, execute, deliver or cause to be done, made, executed or delivered, all such further acts, documents and things as the other parties hereto may require, acting reasonably, from time to time for the purpose of giving effect to this Agreement and the other Transaction Agreements, and shall use reasonable efforts and take all such steps as may be reasonably within its power to implement to the full extent the provisions of this Agreement and the other Transaction Agreements.

ARTICLE 11

SEVERABILITY

If any provision hereof is illegal, invalid or unenforceable, such provision shall be deemed to be severed and deleted from this Agreement and such illegality, invalidity or unenforceability shall not in any manner affect the validity or enforceability of the remainder hereof.

ARTICLE 12

AMENDMENT; WAIVER

Except as provided in the next following sentence, no amendment or modification to this Agreement or waiver of a covenant in this Agreement, nor consent to any variance therefrom, shall be effective unless the same is in writing and signed by the Parent Company, on behalf and for the benefit of itself and all other Credit Parties to be bound by such waiver, and the Requisite Unsecured Lenders, on behalf of themselves and all Unsecured Lenders, and such amendment, modification, waiver of covenant or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Notwithstanding anything herein contained, no amendment or modification to this Agreement or waiver of a covenant in this Agreement, nor consent to any variance therefrom, which would effectively relate to the following matters shall be effective unless the same is in writing and signed by the Parent Company, on behalf and for the benefit of itself and all other Credit Parties to be bound by such waiver, and all of the Unsecured Lenders: (i) reduce any interest rate applicable to the Obligations, (ii) change the amount of or due date with respect to any principal, interest, fee or expense that is payable to any Unsecured Lender under any Transaction Agreement, or (iii) modify the definition of Requisite Unsecured Lenders, this Section 12 of this Agreement, or any provision of the Unsecured Debentures which govern or relate to amendments, restatements, consents, waivers or other modifications to this Agreement, and such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

A waiver of any Event of Default, default, breach or non-compliance under this Agreement is not effective unless in writing and signed by the party to be bound by the waiver. No waiver by any one or more Unsecured Lenders or by the Requisite Unsecured Lenders of an Event of Default, default, breach or non-compliance with this Agreement shall bind any other Unsecured Lender, other than a waiver of an Event of Default provided pursuant to Section 6.1(g)(i) that relates to a breach of a covenant, for which the Requisite Unsecured Lenders have consented to a waiver of such covenant in accordance with the first paragraph of this Article 12 (in respect of which a waiver of such covenant and the related Event of Default by the Requisite Unsecured Lenders shall be binding on all of the Unsecured Lenders). Nothing in this section shall affect each Unsecured Lender’s rights under Section 4.3 of the Unsecured Debentures. No waiver shall be inferred from or implied by any act or delay in acting by a party in respect of any default, breach or non-observance or by anything done or omitted to be done by the other party. The waiver by a party of any default, breach or non-compliance under this Agreement shall not operate as a waiver of that party’s rights under this Agreement in respect of any continuing or subsequent default, breach or non-observance (whether of the same or any other nature).

ARTICLE 13

COUNTERPARTS AND FACSIMILE

This Agreement may be executed originally, by facsimile or by e-mail transmission of an Adobe Acrobat file or similar means of recorded electronic transmission and in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument and shall be valid, binding and effective as if originally signed as one document.

ARTICLE 14

GOVERNING LAW

THIS AGREEMENT AND EACH OTHER TRANSACTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK UNLESS ANY SUCH TRANSACTION AGREEMENT EXPRESSLY PROVIDES FOR ANOTHER GOVERNING LAW.

ARTICLE 15

FORUM; CONSENT TO JURISDICTION

ANY LEGAL ACTION OR PROCEEDING ARISING UNDER ANY TRANSACTION AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH CREDIT PARTY AND EACH UNSECURED LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THOSE COURTS AND AGREES THAT IT WILL NOT COMMENCE OR SUPPORT ANY SUCH ACTION OR PROCEEDING IN ANOTHER JURISDICTION. EACH CREDIT PARTY AND EACH UNSECURED LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY TRANSACTION AGREEMENT OR OTHER DOCUMENT RELATED THERETO. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION AGREEMENT IN THE MANNER PROVIDED FOR NOTICES (OTHER THAN TELECOPIER OR OTHER ELECTRONIC TRANSMISSION) IN ARTICLE 18. NOTHING IN THIS AGREEMENT OR ANY OTHER TRANSACTION AGREEMENT SHALL AFFECT ANY RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

ARTICLE 16

WAIVER OF JURY TRIAL

TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY TRANSACTION AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY TRANSACTION AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS Article 16 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

ARTICLE 17

FEES AND EXPENSES

The Parent Company is liable for and shall pay to each Unsecured Lender any and all of its respective reasonable out-of-pocket costs, charges, fees, taxes and other expenses incurred by such Unsecured Lender (including reasonable attorneys’ fees and costs) in connection with: (i) the preparation, documentation, negotiation and execution of the Transaction Agreements to the extent such Unsecured Lender is party thereto, (ii) any amendment, waiver or consent in connection with any of the Transaction Agreements to the extent such Unsecured Lender is party thereto, (iii) enforcement of any Transaction Agreement or any of such Unsecured Lender’s rights or remedies with respect thereto to the extent such Unsecured Lender is party thereto, (iv) analysis of any rights of the Unsecured Lenders under or in connection with any Transaction Agreement or any transactions contemplated thereby to the extent such Unsecured Lender is party thereto, and (v) any litigation, contest, dispute, suit or proceeding to commence, defend or intervene or to take any other action in or with respect to any litigation, contest, dispute, suit or proceeding (whether instituted by the Unsecured Lenders (or any one or more of them), any Credit Party or any of its subsidiaries or any other Person) to enforce any provision of the Transaction Agreements or the transactions contemplated thereby or defend any claims made or threatened arising out of the transactions contemplated by the Transaction Agreements. For the avoidance of doubt, this Article 17 is subject to the terms and conditions of Article 17 of the Secured Debenture Purchase Agreement with respect to the Deferred Professional Fees (as defined in the Secured Debenture Purchase Agreement) of any Unsecured Lender who is also a Secured Lender thereunder. For the avoidance of doubt, the Parent Company shall pay any fees payable under this Article 17 other than the Deferred Professional Fees, whether or not incurred before or after the Closing Date, in the ordinary course of business in accordance with any applicable contractual payment terms. The foregoing obligations shall survive the payment in full of the other Obligations.

ARTICLE 18

NOTICE

All notices, requests or other communications required or permitted by the terms hereof to be given by the parties hereto to the others of them shall be given by personal delivery, facsimile transmission, electronic mail or by mail delivered or sent to the others of them as follows:

(a)	To the Parent Company or the Issuer:

c/o iAnthus Capital Holdings, Inc.

420 Lexington Avenue, Suite 414

New York, NY 10170

USA

Attention:         Chief Financial Officer

E-mail:             [*]

With a copy to (which shall not constitute notice):

McMillan LLP

Suite 1500, 1055 West Georgia Street

Vancouver, BC V6E 4N7

Canada

Attention:        James Munro

Email:             james.munro@mcmillan.ca

(b)	To the Unsecured Lenders party hereto:

c/o Gotham Green Partners, LLC

1437 4th Street, Suite 200,

Santa Monica, CA

90401

Attention:         [*]

Email:               [*]

With a copy to (which shall not constitute notice):

Honigman LLP

2290 First National Building

660 Woodward Avenue

Detroit, MI 48226-3506

USA

Attention:         Michael D. DuBay

                         Clara Seymour

E-mail:             mdubay@honigman.com

                         cseymour@honigman.com

– and –

SkyLaw Professional Corporation

Suite 204, 3 Bridgman Avenue

Toronto, ON M5R 3V4

Canada

Attention:        Kevin West

Email:              kevin.west@skylaw.ca

– and –

[*]

Attention:         [*]

Email:              [*]

– and –

[*]

Attention:        [*]

Email:             [*]

– and –

[*]

with a copy (which shall not be deemed notice) to:

Cassels Brock & Blackwell LLP

Suite 2100, 40 King Street West

Scotia Plaza

Toronto, Ontario M5H 3C2

Attention:        Ryan Jacobs and Jeff Roy

Email:              rjacobs@cassels.com

                          jroy@cassels.com

– and –

[*]

with a copy (which shall not be deemed notice) to:

Cassels Brock & Blackwell LLP

Suite 2100, 40 King Street West

Scotia Plaza

Toronto, Ontario M5H 3C2

Attention:        Ryan Jacobs and Jeff Roy

Email:             rjacobs@cassels.com

                         jroy@cassels.com

– and –

[*]

Attention:         [*], General Counsel

with a copy (which shall not be deemed notice) to:

Stikeman Elliott LLP

Suite 5300 Commerce Court West

199 Bay Street

Toronto, Ontario M5L 1B9

Attention:         Brian M. Pukier and Ashley Taylor

Email:              bpukier@stikeman.com

                         ataylor@stikeman.com

or at such other address or facsimile transmission number as may be given by any of them to the others in writing from time to time. All such notices, requests or other communications shall be deemed to have been received when (a) delivered the next business day after sending by overnight courier or transmitted by electronic mail or facsimile, or (b) if mailed, five (5) Business Days after the date of mailing thereof.

ARTICLE 19

ASSIGNMENT

No party may assign its rights or benefits under this Agreement except that any of the Unsecured Lenders may assign any or all of its Unsecured Debentures from time to time and their rights and benefits or any of their obligations under this Agreement to: (i) any of its Affiliates or members; or (ii) any Person or Persons who may purchase all or part of their Unsecured Debentures, both (i) and (ii) being subject to compliance with applicable securities laws and applicable cannabis regulations.

ARTICLE 20

SUCCESSORS AND ASSIGNS

This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

ARTICLE 21

ANNOUNCEMENT

Unless otherwise required by applicable Law or the rules of any exchange on which a party lists its securities (based upon the reasonable advice of counsel and after prior review and comment with the other party, not to be unreasonably withhold or delayed), neither party shall make any public announcements in respect of this Agreement, the transactions contemplated by this Agreement, or otherwise communicate with any news media without the prior written consent of the other party regarding the transactions contemplated herein, and the parties shall cooperate in good faith as to the timing and contents of any such announcement.

ARTICLE 22

USA PATRIOT ACT

Each Unsecured Lender hereby notifies the Parent Company that pursuant to the requirements of the USA PATRIOT Act, it may be required to obtain, verify and record information that identifies each Credit Party, which information includes the name, address and tax identification number of such Credit Party and other information regarding such Credit Party that will allow such Unsecured Lender, as applicable, to identify such Credit Party in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Unsecured Lenders.

ARTICLE 23

NO ADVISORY OR FIDUCIARY RESPONSIBILITY

(a)

In connection with all aspects of each transaction contemplated hereby, each Credit Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) the financing provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Transaction Agreement) are an arm’s-length commercial transaction between the Parent Company and its Affiliates, on the one hand, and each Unsecured Lender, on the other hand, and the Parent Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Transaction Agreements (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, the Unsecured Lender is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Parent Company or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) neither the Unsecured Lenders (nor any one or more of them) nor any of their respective Affiliates has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Parent Company with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Transaction Agreement (irrespective of whether the Unsecured Lenders (or any of them) have advised or are currently advising the Parent Company or any of its Affiliates on other matters) and neither the Unsecured Lenders (nor any one or more of them) nor any of their respective Affiliates has any obligation to the Parent Company or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Transaction Agreements, (iv) the Unsecured Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Parent Company and its Affiliates, and neither the Unsecured Lenders nor any of their respective Affiliates has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship, and (v) the Unsecured Lenders and their respective Affiliates have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Transaction Agreement) and the Credit Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate. Each Credit Party, for and on behalf of itself and each of its subsidiaries, hereby waives and releases, to the fullest extent permitted by Law, any claims that it may have against the Unsecured Lenders and any of their respective Affiliates with respect to any breach or alleged breach of agency or fiduciary duty under applicable Law relating to agency and fiduciary obligations.

(b)

Each Credit Party acknowledges and agrees that the Unsecured Lenders and any of their respective Affiliates may lend money to, invest in, and generally engage in any kind of business with, any of the Parent Company, any of its subsidiaries, any of their respective Affiliates or any other Person or entity that may do business with or own securities of any of the foregoing, all as if the Unsecured Lenders and any of their respective Affiliates were not Unsecured Lenders or an Affiliate thereof (or an agent or any other Person with any similar role under the Transaction Agreements) and without any duty to account therefor to any other Unsecured Lender, the Parent Company, any of its subsidiaries or any Affiliate of the foregoing. The Unsecured Lenders and their Affiliates may have directly or indirectly acquired certain equity interests (including warrants) in the Parent Company or any of its Affiliates and confirm to the Parent Company and its Affiliates, as applicable, that all of such equity interest, if any, have been or will be disclosed pursuant to applicable Law, or may have directly or indirectly extended credit on a subordinated basis to the Parent Company or any of its Affiliates. Each party hereto, on its behalf and on behalf of its Affiliates, acknowledges and waives the potential conflict of interest resulting from any such Unsecured Lender or any of its respective Affiliates thereof holding disproportionate interests in the Unsecured Debentures or otherwise acting as arranger or agent thereunder and such Unsecured Lender or any of its respective Affiliates directly or indirectly holding equity interests in or subordinated debt issued by the Parent Company or any of its Affiliates.

ARTICLE 24

ELECTRONIC TRANSMISSION

The words “execution,” “signed,” “signature,” and words of like import in any Transaction Agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Electronic Signatures in Global and National Commerce Act of 2000 (15 USC § 7001 et seq.), the Electronic Signatures and Records Act of 1999 (NY State Technology Law § 301-309), any successor legislation or other applicable state laws based on the Uniform Electronic Transactions Act, and the Electronic Commerce Act, 2000 and any other similar Law in Canada or any other province or territory therein.

ARTICLE 25

ACKNOWLEDGEMENT REGARDING EXCLUDED LAWS

The parties hereto agree and acknowledge that no party makes, will make or shall be deemed to make or have made any representation or warranty of any kind regarding the compliance of this Agreement or any other Transaction Agreement with any Excluded Laws. No party hereto shall have any right of rescission or amendment arising out of or relating to any non-compliance with Excluded Laws unless such non-compliance also constitutes a violation of applicable state laws, rules or regulations, and no party shall seek to enforce the provisions hereof in federal court unless and until the parties have reasonably determined that the applicable state laws, rules and regulations are fully compliant with Excluded Laws.

ARTICLE 26

CONFIDENTIALITY

Each Credit Party, on the one hand, and each Unsecured Lender, on the other hand (a disclosing party being a “Disclosing Party”, and a receiving party being a “Receiving Party”), agrees to maintain the confidentiality of all non-public information received from the other relating to such party or its business (the “Information”), except that Information may be disclosed by a Receiving Party:

(a)

to its respective Affiliates and the directors, officers, employees, partners, agents, trustees, administrators, managers, advisors, and representatives of it and its Affiliates (collectively, “Related Parties”) (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential);

(b)	to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Receiving Party or its Related Parties (including any self-regulatory authority);

(c)

to the extent required by any Law or by any subpoena, court order, or similar legal process; provided that, unless specifically prohibited by applicable Law or court order, the Receiving Party shall use commercially reasonable efforts to (i) notify the Disclosing Party of any request by any Governmental Body or representative thereof (other than any such request in connection with an examination of the Unsecured Lenders by such Governmental Body) for disclosure of any such Information prior to disclosure of such Information, and (ii) cooperate with the Disclosing Party in its attempts to seek a protective order or to otherwise limit or restrict disclosure of its Information, at Disclosing Party’s sole cost and expense, provided that, if Disclosing Party is unable to obtain a protective order or otherwise limit or restrict disclosure of its Information, the Receiving Party may disclose the relevant Information, but only to the extent legally required;

(d)

in connection with the exercise of any remedies hereunder or under any other Transaction Agreement or any suit, action, or proceeding relating to this Agreement or any other Transaction Agreement or the enforcement of its rights hereunder or thereunder;

(e)

subject to an agreement containing provisions substantially the same as those of this Article 26, to: (i) any actual or potential assignee, transferee, or participant in connection with the assignment or transfer by the Unsecured Lenders of any Unsecured Debentures or any participations therein, or (ii) any actual or prospective party (or its Related Parties) to any swap, derivative, or other transaction under which payments are to be made by reference to any Credit Party, any of their subsidiaries or any of their respective obligations, this Agreement or payments hereunder; provided that, any such potential assignee, transferee, participant, swap counterparty, or advisor is advised of, and agrees to be bound by, the provisions of this Article 26;

(f)	with the consent of the Disclosing Party; or

(g)

to the extent such Information: (i) becomes publicly available other than as a result of a breach of this Article 26, or (ii) is available to the Receiving Party on a non-confidential basis prior to disclosure by the Disclosing Party, (iii) becomes available to the Receiving Party or any of its Affiliates on a non-confidential basis from a source or third party other than the Disclosing Party, where such third party was not, to Receiving Party’s knowledge, under an obligation of confidence with Disclosing Party at the time of such third party’s disclosure to Receiving Party, or (iv) was independently developed by the Receiving Party or its Related Parties without using any Information of a Disclosing Party.

Any Person required to maintain the confidentiality of Information as provided in this Article 26 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Unsecured Debenture Agreement as of the date first written.

PARENT COMPANY:

IANTHUS CAPITAL HOLDINGS, INC.

Per:	(Signed) “Robert Galvin”
Name:	Robert Galvin
Title:	Interim Chief Executive Officer

ISSUER:

IANTHUS CAPITAL MANAGEMENT, LLC

Per:	(Signed) “Robert Galvin”
Name:	Robert Galvin
Title:	Chief Executive Officer

[Signature page to Unsecured Debenture Agreement]

UNSECURED LENDERS:

GOTHAM GREEN FUND 1, L.P.	GOTHAM GREEN CREDIT PARTNERS SPV 1, L.P.
By: Gotham Green GP 1, LLC, its general partner
By: Gotham Green GP 1, LLC, its general partner

By:	By:
Name:	Name:
Its:	Its:

GOTHAM GREEN FUND 1 (Q), L.P.	GOTHAM GREEN PARTNERS SPV V,
L.P.
By: Gotham Green GP 1, LLC, its general partner
By: Gotham Green SPV V GP, LLC, its general partner

By:
Name:
Its:	By:
Name:
Its:

GOTHAM GREEN FUND II, L.P.	GOTHAM GREEN FUND II (Q), L.P.

By: Gotham Green GP II, LLC, its general partner	By: Gotham Green GP II, LLC, its general partner

By:
Name:	By:
Its:	Name:
Its:

[Signature page to Unsecured Debenture Agreement]

UNSECURED LENDERS (CONTINUED):
[*]	[*]

By:	By:
Name:	Name:
Its:	Its:

[*]

By:
Name:
Its:

[Signature page to Unsecured Debenture Agreement]

UNSECURED LENDERS (CONTINUED):

[*]

By:
Name: Title:

[*]

By:
Name: Title:

[*]

By:
Name: Title:

[*]

By:
Name: Title:

[Signature page to Unsecured Debenture Agreement]

SCHEDULES TO

UNSECURED DEBENTURE AGREEMENT

The parties agree that the following schedules are the schedules to this Agreement as provided by the Credit Parties on and as of the date hereof and the Closing Date.

SCHEDULE 2.1

UNSECURED LENDER ALLOCATIONS

[*]

SCHEDULE 4.2

DISSOLVED CREDIT PARTIES

Immaterial Subsidiaries Dissolved in the Ordinary Couse of Business

Cing-X Corporation of America

H4L Management East, LLC

H4L Management North, LLC

S8 Industries, LLC

S8 Transportation, LLC

Tarmac Manufacturing, LLC

Tower Management Holdings, LLC

Immaterial Subsidiaries to be Dissolved

Pakalolo, LLC

GTL Holdings, LLC

Ambary, LLC

iA Northern Nevada, Inc.

SCHEDULE 4.3(A)

CAPITAL OF THE PARENT COMPANY

Common Shares	171,718,192
Stock Options	9,610,320
Warrants	17,954,602
Unsecured Convertible Debentures	10,135,130
Secured Convertible Debentures	46,458,275
Maryland Purchase Options	407,876

Fully Diluted Common Shares Outstanding	256,284,395

SCHEDULE 4.3(B)

OPTION TO PURCHASE COMMON SHARES OF THE PARENT COMPANY

On January 6, 2022, the Company’s Board of Directors approved the terms of a Long-Term Incentive Program, pursuant to which, the Company will allocate to certain of its employees and executive officers restricted stock units and option awards up to, in the aggregate, 5.75% of the Company’s fully diluted equity under the Company’s Amended and Restated Omnibus Incentive Plan dated October 15, 2018 (the “LTIP Awards”). The LTIP Awards will be issued within ten (10) days following the Restructuring Closing.

SCHEDULE 4.4

SHAREHOLDER AGREEMENTS

None.

SCHEDULE 4.5

SUBSIDIARIES

iAnthus Capital Management, LLC

Grassroots Vermont Management Services, LLC

FWR, Inc.

Pilgrim Rock Management, LLC

Mayflower Medicinals, Inc.

iAnthus Empire Holdings, LLC

Citiva Medical, LLC

Scarlet Globemallow, LLC

Bergamot Properties, LLC

GHHIA Management, Inc.

iAnthus Holdings Florida, LLC

GrowHealthy Properties, LLC

McCrory’s Sunny Hill Nursery, LLC

iAnthus New Jersey, LLC

MPX New Jersey LLC

iA CBD, LLC

MPX Bioceutical ULC

CGX Life Sciences, Inc.

S8 Rental Services, LLC

S8 Management, LLC

iAnthus Arizona, LLC

GreenMart of Nevada NLV, LLC

Fall River Development Company, LLC

IMT, LLC

Cannatech Medicinals, Inc.

Immaterial Subsidiaries

Citiva Maryland, LLC

Citiva Louisiana, LLC

iA IT, LLC

MPX Luxembourg SARL

[*]

SCHEDULE 4.9

COMPLIANCE WITH LAWS

The concepts of “medical cannabis” and “retail cannabis” do not exist under United States federal law. The United States Controlled Substances Act of 1970 (“CSA”) classifies “marijuana” as a Schedule I drug. Under United States federal law, a Schedule I drug or substance has a high potential for abuse, no accepted medical use in the United States, and a lack of safety for the use of the drug under medical supervision. As such, cannabis-related practices or activities, including without limitation, the manufacture, importation, possession, use or distribution of cannabis remains illegal under United States federal law. Although the Parent Company believes its business activities are compliant with applicable United States state and local law, strict compliance with state and local laws with respect to cannabis may neither absolve the Parent Company of liability under United States federal law, nor may it provide a defense to any federal proceeding which may be brought against the Parent Company. Any such proceedings brought against the Parent Company may adversely affect the Parent Company’s operations and financial performance.

SCHEDULE 4.9(M)

NOTICES OF DEFECT, DEFAULT, BREACH, VIOLATION OR CLAIM

[*]

SCHEDULE 4.10(A)

LITIGATION AND OTHER PROCEEDINGS

[*]

SCHEDULE 4.11(A)(I)

OWNED AND LEASED PROPERTY

State	City	Address	Zip Code	Operational Use	Owner or Lessee	Leased or Owned

Arizona

Arizona	Mesa	[*]	[*]	Dispensary	iAnthus Arizona, LLC	Leased

Arizona	Mesa	[*]	[*]	Processing/Dispensary	iAnthus Arizona, LLC	Leased

Arizona	Mesa	[*]	[*]	Warehouse/Administrative	iAnthus Arizona, LLC	Leased

Arizona	Phoenix	[*]	[*]	Dispensary	iAnthus Arizona, LLC	Leased

Arizona	Phoenix	[*]	[*]	Cultivation/Processing	iAnthus Arizona, LLC	Leased

Arizona	Mesa	[*]	[*]	Parking Lot	iAnthus Arizona, LLC	Leased

Arizona	Mesa	[*]	[*]	Cultivation/Dispensary	S8 Rental Services, LLC	Owned

Arizona	Phoenix	[*]	[*]	Dispensary	CGX Life Sciences, Inc.	Owned

Arizona	Mesa	[*]	[*]	Administrative	S8 Rental Services, LLC	Owned

Nevada

Nevada	North Las Vegas	[*]	[*]	Cultivation/Processing	GreenMart of Nevada NLV, LLC	Leased

Nevada	Las Vegas	[*]	[*]	Dispensary	GreenMart of Nevada NLV, LLC	Leased

Colorado

Colorado	Breckenridge	[*]	[*]	Dispensary	Bergamot Properties, LLC	Owned

Colorado	Denver	[*]	[*]	Cultivation/Processing	Bergamot Properties, LLC	Owned

Colorado	Denver	[*]	[*]	Cultivation/Processing	Bergamot Properties, LLC	Owned

Maryland

Maryland	Bethesda	[*]	[*]	Dispensary	Budding Rose, LLC	Leased

Maryland	Gaithersburg	[*]	[*]	Processing	Rosebud Organics, LLC	Leased

Maryland	Baltimore	[*]	[*]	Dispensary	CGX Life Sciences, Inc.	Leased

Maryland	Nottingham	[*]	[*]	Dispensary	S8 Management, LLC	Leased

New Jersey

New Jersey	Atlantic City	[*]	[*]	Dispensary	iAnthus New Jersey, LLC	Leased

New Jersey	Red Bank	[*]	[*]	Administrative (CBD for Life & Corporate)	iAnthus Capital Management, LLC	Leased

New Jersey	Pleasantville	[*]	[*]	Cultivation/Processing	iAnthus New Jersey, LLC	Leased

New Jersey	Red Bank	[*]	[*]	Administrative	iAnthus New Jersey, LLC	Leased

New Jersey	Pennsauken	[*]	[*]	Dispensary	iAnthus New Jersey, LLC	Leased

New Jersey	Gloucester	[*]	[*]	Dispensary	iAnthus New Jersey, LLC	Leased

Massachusetts				[*]

Massachusetts	Fall River	[*]	[*]	Cultivation/Processing	Fall River Development Company, LLC	Owned

Massachusetts	Fall River	[*]	[*]	Dispensary	Fall River Development Company, LLC	Owned

Massachusetts	Allston	[*]	[*]	Dispensary	Mayflower Medicinals, Inc.	Leased

Massachusetts	Lowell	[*]	[*]	Dispensary	Pilgrim Rock Management, LLC	Leased

Massachusetts	Worcester	[*]	[*]	Dispensary	Pilgrim Rock Management, LLC	Leased

Massachusetts	Holliston	[*]	[*]	Cultivation/Processing	Mayflower Medicinals, Inc.	Leased

Florida				[*]

Florida	Tampa	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	West Palm Beach	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Deerfield Beach	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Brandon	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Sarasota	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Oakland Park	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Bonita Springs	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Cape Coral	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Orlando	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Tallahassee	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Lakeland	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Lake Worth	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Daytona Beach	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Gainesville	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Stuart	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Ocala	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	North Palm Beach	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Largo	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	North Miami	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Jacksonville	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Pensacola	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Orlando	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Palm Harbor	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	Lake Wales	[*]	[*]	Cultivation	GrowHealthy Properties, LLC	Owned

Florida	West Palm Beach	[*]	[*]	Administrative	McCrory’s Sunny Hill Nursery, LLC	Leased

Florida	North Port	[*]	[*]	Dispensary	McCrory’s Sunny Hill Nursery, LLC	Leased

Vermont

Vermont	Brandon	[*]	[*]	Cultivation/Dispensary	FWR, Inc.	Leased

New York

New York	Wappingers Falls	[*]	[*]	Dispensary	iAnthus Empire Holdings, LLC	Leased

New York	Brooklyn	[*]	[*]	Dispensary	iAnthus Empire Holdings, LLC	Leased

New York	Brooklyn	[*]	[*]	Dispensary	iAnthus Empire Holdings, LLC	Leased

New York	Brooklyn	[*]	[*]	Dispensary	iAnthus Empire Holdings, LLC	Leased

New York	Staten Island	[*]	[*]	Dispensary	iAnthus Empire Holdings, LLC	Leased

New York	New York	[*]	[*]	Administrative	iAnthus Capital Management, LLC	Leased

New York	New York	[*]	[*]	Administrative	iAnthus Capital Management, LLC	Leased

New York	Warwick	[*]	[*]	Cultivation	iAnthus Empire Holdings, Inc.	Owned

California

California	San Diego	[*]	[*]	Administrative	iAnthus Capital Management, Inc.	Leased

Canada

Ontario	Toronto	[*]	[*]	Administrative	iAnthus Capital Holdings, Inc.	Leased

SCHEDULE 4.11(A)(II)

CLAIMS RESTRICTING USE OR TRANSFER OF PROPERTY OR ASSETS

[*]

SCHEDULE 4.11(C)

MATERIAL AGREEMENTS OF CREDIT PARTIES

Name of Lender	Original Principal Amount/Principal Outstanding	Maturity Date
[*]	$1,800,000 / $1,800,000	16-Sept-2021
[*]	$2,200,000 / $2,200,000	2-Nov-2020
[*]	$2,978,545/ $3,500,000	Dependent on Number of Factors
[*]	$2,309,245/ $3,000,000	Dependent on Number of Factors
[*]	$1,800,000, which will be paid by forgiveness of the Secured Promissory Note above	N/A
[*]	$2,200,000, which will be paid by forgiveness of the Secured Promissory Note above	N/A
[*]	$1	N/A
[*]	$1	N/A
[*]	$117,873.32 plus interest	N/A
[*]	$50,000/ $50,000	24-Feb-2024
[*]	$300,000/ $300,000	1-Apr-2018
[*]	$160,000	10-Nov-2022

[*]

Master Services and Management Agreements

Agreement	Party #1	Party #2

Equipment Lease	Scarlet Globemallow, LLC	Bellflower, LLC

Financing, Leasing, Licensing and Services Agreement	iAnthus New Jersey, LLC	MPX New Jersey, LLC

Amended and Restated Management Services Agreement	ABACA, Inc.	iAnthus Arizona, LLC

Management Services Agreement	Health for Life, Inc.	iAnthus Arizona, LLC

Management Services Agreement	The Healing Center Wellness Center, LLC	iAnthus Arizona, LLC

Management Services Agreement	Soothing Options, Inc.	iAnthus Arizona, LLC

Management Services Agreement	Budding Rose, Inc.	S8 Management, LLC

Management Services Agreement	GreenMart of Maryland, LLC	S8 Management, LLC

Management Services Agreement	LMS Wellness, Benefit LLC	S8 Management, LLC

Management Services Agreement	Rosebud Organics, Inc.	S8 Management, LLC

Management Services Agreement	IMT, LLC	Cannatech Medicinals Inc.

Management Agreement	McCrory’s Sunny Hill Nursery, LLC	GHHIA Management, Inc.

Services Agreement	Pilgrim Rock Management, LLC	Mayflower Medicinals Inc.

Services Agreement	Grassroots Vermont Management Services, LLC	FWR, Inc.

Cash Management Services Agreement	ABACA, Inc.	S8 Rental Services, LLC

Cash Management Services Agreement	Health for Life, Inc.	S8 Rental Services, LLC

Cash Management Services Agreement	The Healing Center Wellness Center, Inc.	S8 Rental Services, LLC

Cash Management Services Agreement	Soothing Options, Inc.	S8 Rental Services, LLC

SCHEDULE 4.11(K)

SUBLEASES AND LEASE DEFAULTS

Lease Defaults

None.

Subleases

Owner/Lessee	Property Address	Subtenant
S8 Rental Services, LLC	[*]	[*]
S8 Rental Services, LLC	[*]	[*]
Pilgrim Rock Management, LLC	[*]	[*]
Pilgrim Rock Management, LLC	[*]	[*]
iAnthus New Jersey, LLC	[*]	[*]
iAnthus Empire Holdings, LLC	[*]	[*]
iAnthus Capital Management, LLC	[*]	[*]
iAnthus Capital Management, LLC	[*]	[*]
iAnthus New Jersey, LLC	[*]	[*]
Fall River Development Company, LLC	[*]	[*]
Fall River Development Company, LLC	[*]	[*]

SCHEDULE 4.16

FINANCIAL, TAX AND DISCLOSURE MATTERS

[*]

SCHEDULE 4.19(N)

PERMITTED LIENS

[*]

SCHEDULE 4.19(O)

EXISTING INDEBTEDNESS

[*]

SCHEDULE 4.19(P)

INVESTMENTS

[*]

SCHEDULE 4.19(Q)

TRANSACTIONS WITH AFFILIATES

Intercompany Loans

[*]

Management and Services Agreements

1.	Amended and Restated Management Services Agreement, dated January 1, 2020, between iAnthus Arizona, LLC as management company, and ABACA, Inc., as license holder.

2.	Management Services Agreement, dated January 1, 2020, between iAnthus Arizona, LLC as management company, and Health for Life, Inc., as license holder.

3.	Management Services Agreement, dated January 1, 2020, between iAnthus Arizona, LLC as management company, and The Healing Center Wellness Center, LLC, as license holder.

4.	Management Services Agreement, dated January 1, 2020 between iAnthus Arizona, LLC as management company, and Soothing Options, Inc., as license holder.

5.	Management Services Agreement, dated January, 2016, between CJD, LLC (now known as IMT, LLC) as management company, and Cannatech Medicinals, Inc., as license holder.

6.	Management Services Agreement, dated January 5, 2018 and amended March 12, 2018, between S8 Management, LLC as management company, and Budding Rose, Inc., as license holder.

7.	Management Services Agreement, dated January 5, 2018 and amended March 12, 2018, between S8 Management, LLC as management company, and GreenMart of Maryland, LLC, as license holder.

8.	Management Services Agreement, dated January 5, 2018 and amended March 12, 2018, between S8 Management, LLC as management company, and LMS Wellness Benefit, LLC, as license holder.

9.	Management Services Agreement, dated January 5, 2018 and amended March 12, 2018, between S8 Management, LLC as management company, and Rosebud Organics, Inc., as license holder.

10.	Financing, Leasing, Licensing, and Services Agreement, dated August 27, 2019, between iAnthus New Jersey, LLC as management company and MPX New Jersey, LLC as license holder.

11.	Cash Management Services Agreement between S8 Rental Services, LLC and ABACA, Inc.

12.	Cash Management Services Agreement between S8 Rental Services, LLC and Health for Life, Inc.

13.	Cash Management Services Agreement between S8 Rental Services, LLC and Soothing Options, Inc.

14.	Cash Management Services Agreement between S8 Rental Services, LLC and The Healing Center Wellness Center, Inc.

15.	Management Services Agreement between McCrory’s Sunny Hill Nursery, LLC and GHHIA Management, Inc.

16.	Services Agreement between Mayflower Medicinals, Inc. and Pilgrim Rock Management, LLC

17.	Services Agreement between FWR, Inc. and Grassroots Vermont Management Services, LLC

SCHEDULE 4.19(r)

PERMITTED SUBSIDIARY CHANGE OF CONTROL TRANSACTIONS

[*]

SCHEDULE 4.19(T)

USE OF PROCEEDS

[*]

SCHEDULE 4.19(Z)

PERMITTED ASSET DISPOSITION

[*]

EXHIBIT “A”

FORM OF UNSECURED DEBENTURE CERTIFICATE

See Exhibit 10.4.